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                                                                      Exhibit 2


                          AGREEMENT OF AFFILIATION AND
                                 PLAN OF MERGER

                                  BY AND AMONG

                      FIRSTFEDERAL FINANCIAL SERVICES CORP,
                               AND SUMMIT BANCORP

                           Dated December 30, 1996
                                          --




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

                                                       INDEX
                                                       -----
                                                                                                               Page
                                                                                                               ----
ARTICLE I  Definitions............................................................................................1
         1.1      DEFINED TERMS...................................................................................1
         1.2      ACCOUNTING TERMS................................................................................6

ARTICLE II Merger and Conversion of Shares........................................................................6
         2.1      THE MERGER......................................................................................6
         2.2      EFFECTIVE TIME..................................................................................7
         2.3      ARTICLES OF INCORPORATION AND REGULATIONS.......................................................7
         2.4      DIRECTORS AND OFFICERS..........................................................................7
         2.5      CONVERSION AND EXCHANGE OF CAPITAL STOCK........................................................7
         2.6      STOCK OPTIONS...................................................................................9
         2.7      STOCK APPRECIATION RIGHTS.......................................................................9

ARTICLE III Representations and Warranties of Summit Bancorp.....................................................10
         3.1      ORGANIZATION OF SUMMIT.........................................................................10
         3.2      AUTHORITY AND APPROVAL.........................................................................10
         3.3      CAPITAL STOCK..................................................................................11
         3.4      SEC DOCUMENTS/REGULATORY FILINGS...............................................................11
         3.5      SUBSIDIARIES...................................................................................11
         3.6      AFFILIATE TRANSACTIONS.........................................................................12
         3.7      BOOKS AND RECORDS..............................................................................12
         3.8      FINANCIAL STATEMENTS...........................................................................12
         3.9      ABSENCE OF CHANGES.............................................................................13
         3.10     CONSENT........................................................................................13
         3.11     TAXES..........................................................................................13
         3.12     LITIGATION.....................................................................................14
         3.13     COMPLIANCE WITH LAWS...........................................................................14
         3.14     BENEFIT PLANS..................................................................................15
         3.15     REAL PROPERTY..................................................................................16
         3.16     ASSETS.........................................................................................17
         3.17     INTELLECTUAL PROPERTY..........................................................................18
         3.18     CONTRACTS......................................................................................18
         3.19     POOLING OF INTERESTS...........................................................................19
         3.20     RESERVED.......................................................................................19
         3.21     LICENSES.......................................................................................19
         3.22     INSURANCE......................................................................................20
         3.23     BROKERS AND FINDERS............................................................................20
         3.24     EMPLOYEES; LABOR RELATIONS.....................................................................20
         3.25     HAZARDOUS SUBSTANCES...........................................................................21
         3.26     LOANS..........................................................................................21
         3.27     AGREEMENTS WITH REGULATORS.....................................................................22
         3.28     VOTE REQUIRED..................................................................................22


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


         3.29     SECURITIES.....................................................................................22
         3.30     INDEMNIFICATION................................................................................22
         3.31     DISCLOSURE.....................................................................................22

ARTICLE IV Representations and Warranties of FirstFederal Financial..............................................23
         4.1      ORGANIZATION OF FIRSTFEDERAL...................................................................23
         4.2      AUTHORITY AND APPROVAL.........................................................................23
         4.3      CAPITAL STOCK..................................................................................24
         4.4      SEC DOCUMENTS/REGULATORY FILINGS...............................................................24
         4.5      SUBSIDIARIES...................................................................................25
         4.6      AFFILIATE TRANSACTIONS.........................................................................25
         4.7      BOOKS AND RECORDS..............................................................................25
         4.8      FINANCIAL STATEMENTS...........................................................................25
         4.9      ABSENCE OF CHANGES.............................................................................26
         4.10     CONSENT........................................................................................26
         4.11     TAXES..........................................................................................26
         4.12     LITIGATION.....................................................................................27
         4.13     COMPLIANCE WITH LAWS...........................................................................27
         4.14     BENEFIT PLANS..................................................................................28
         4.15     REAL PROPERTY..................................................................................29
         4.16     ASSETS.........................................................................................31
         4.17     INTELLECTUAL PROPERTY..........................................................................31
         4.18     CONTRACTS......................................................................................31
         4.19     POOLING OF INTERESTS...........................................................................33
         4.20     RESERVED.......................................................................................33
         4.21     LICENSES.......................................................................................33
         4.22     INSURANCE......................................................................................33
         4.23     BROKERS AND FINDERS............................................................................34
         4.24     EMPLOYEES; LABOR RELATIONS.....................................................................34
         4.25     HAZARDOUS SUBSTANCES...........................................................................34
         4.26     LOANS..........................................................................................35
         4.27     AGREEMENTS WITH REGULATORS.....................................................................35
         4.28     RESERVED.......................................................................................35
         4.29     SECURITIES.....................................................................................35
         4.30     DISCLOSURE.....................................................................................36

ARTICLE V  Covenants.............................................................................................36
         5.1      SUMMIT'S COVENANTS.............................................................................36
         5.1.1    ACCESS TO INFORMATION .........................................................................36
         5.1.2    CONDUCT OF BUSINESS ...........................................................................36
         5.1.3    CORPORATE MATTER ..............................................................................36
         5.1.4    DISTRIBUTION AND STOCK ........................................................................36
         5.1.5    INSURANCE .....................................................................................37
         5.1.6    EMPLOYEES .................................................................................... 37
         5.1.7    NEW BUSINESS ..................................................................................37
         5.1.8    AGREEMENTS ....................................................................................37
         5.1.9    BOOKS AND RECORDS .............................................................................37


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

         5.1.10   COMPLIANCE WITH LAWS ............................................................................38
         5.1.11   SHAREHOLDERS' MEETING ...........................................................................38
         5.1.12   SOLICITATIONS ...................................................................................38
         5.1.13   BREAK-UP FEE ....................................................................................39
         5.1.14   CONFIDENTIALITY .................................................................................41
         5.1.15   RESTRICTED STOCK ................................................................................41
         5.2      FIRSTFEDERAL'S COVENANTS ........................................................................41
         5.2.1    LISTING .........................................................................................41
         5.2.2    RESERVED ........................................................................................41
         5.2.3    EMPLOYEE BENEFIT PLANS ..........................................................................41
         5.2.4    CONFIDENTIALITY .................................................................................41
         5.3      MUTUAL COVENANTS.................................................................................42
         5.3.1    POOLING OF INTEREST .............................................................................42
         5.3.2    PROXY STATEMENT; REGISTRATION STATEMENT..........................................................43
         5.3.3    DISCLOSURE ......................................................................................43
         5.3.4    APPLICATIONS ....................................................................................43
         5.3.5    MUTUAL INDEMNITY ................................................................................44
         5.3.6    BEST EFFORTS ....................................................................................44
         5.3.7    DELIVERY OF SUPPLEMENTS TO DISCLOSURE SCHEDULES .................................................45

ARTICLE VI  Conditions Precedent to FirstFederal's Performance.....................................................45
         6.1      REPRESENTATIONS AND WARRANTIES TRUE..............................................................45
         6.2      PERFORMANCE OF SUMMIT............................................................................45
         6.3      NO MATERIAL CHANGES..............................................................................45
         6.4      CORPORATE APPROVAL...............................................................................45
         6.5      CONSENTS.........................................................................................46
         6.6      EMPLOYMENT AGREEMENTS............................................................................46
         6.7      OPINION OF COUNSEL...............................................................................46
         6.8      FIRSTFEDERAL'S DUE DILIGENCE.....................................................................46
         6.9      REGULATORY APPROVAL..............................................................................46
         6.10     POOLING OF INTEREST..............................................................................46
         6.11     ACCOUNTANT'S LETTERS.............................................................................46
         6.12     BANK SUBSIDIARY BOARD OF DIRECTORS...............................................................47
         6.13     OFFICER'S CERTIFICATES ......................................................................... 47

ARTICLE VII  Conditions to Obligations of Summit...................................................................47
         7.1      FIRSTFEDERAL'S WARRANTIES........................................................................47
         7.2      FIRSTFEDERAL'S PERFORMANCE.......................................................................47
         7.3      OPINION OF FIRSTFEDERAL'S COUNSEL................................................................47
         7.4      CORPORATE APPROVAL...............................................................................47
         7.5      EMPLOYMENT AGREEMENTS............................................................................47
         7.6      FIRSTFEDERAL BOARD OF DIRECTORS..................................................................47
         7.7      FAIRNESS OPINION.................................................................................48

ARTICLE VIII  The Closing..........................................................................................48
         8.1      TIME AND PLACE...................................................................................48
         8.2      CLOSING ESCROW...................................................................................48



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
ARTICLE IX  Costs and Publicity..................................................................................48
         9.1      EXPENSES.......................................................................................48
         9.2      PUBLICITY......................................................................................48

ARTICLE X  Form of Agreement and Parties.........................................................................48
         10.1     HEADINGS.......................................................................................48
         10.2     MODIFICATION AND WAIVER........................................................................48
         10.3     COUNTERPARTS...................................................................................49
         10.4     RIGHTS OF PARTIES..............................................................................49
         10.5     ASSIGNMENT.....................................................................................49

ARTICLE XI  Termination..........................................................................................49
         11.1     TERMINATION....................................................................................49
         11.2     EFFECT OF TERMINATION..........................................................................50

ARTICLE XII  Miscellaneous.......................................................................................50
         12.1     NOTICES........................................................................................50
         12.2     ENTIRE AGREEMENT...............................................................................51
         12.3     COSTS..........................................................................................52
         12.4     FAIR INTERPRETATION............................................................................52
         12.5     SEVERABILITY...................................................................................52
         12.6     EFFECT OF CLOSING..............................................................................52
         12.7     GOVERNING LAW..................................................................................52

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                   AGREEMENT OF AFFILIATION AND PLAN OF MERGER
                   -------------------------------------------

         This AGREEMENT OF AFFILIATION AND PLAN OF MERGER ("Merger Agreement") dated as of December ___, 1996, is made and entered into by and between FIRSTFEDERAL FINANCIAL SERVICES CORP, an Ohio corporation with its principal office located in Wooster, Wayne County, Ohio, and SUMMIT BANCORP, an Ohio corporation with its principal office located in Akron, Summit County, Ohio.

         WHEREAS, FirstFederal and Summit desire to effect a merger under the authority and provisions of the corporation laws of the State of Ohio pursuant to which, at the effective time, Summit will be merged into FirstFederal with FirstFederal to be and become the surviving corporation;

         WHEREAS, for federal income tax purposes, it is intended that the merger shall qualify as a reorganization under the provisions of Section 368 of the Code;

         WHEREAS, for accounting purposes, it is intended that the merger be accounted for as a "pooling of interests."

         WHEREAS, FirstFederal presently intends to operate Summit Bank as an autonomous wholly owned bank subsidiary of FirstFederal.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                    ---------
                                   DEFINITIONS
                                   -----------

         1.1 DEFINED TERMS. As used in this Merger Agreement, the following terms have the following meanings unless the context clearly indicates otherwise (terms defined in the singular to have the same meaning when used in the plural and vice versa):

         "ACQUISITION TRANSACTIONS" has the meaning set out in Section 5.1.12.

         "AFFILIATE" means any Person that directly or indirectly controls or is controlled by or is under common control with a Person.

         "ASSETS" means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by Summit or FirstFederal, including without limitation cash, cash equivalents, notes, securities, loans, chattel paper, documents, instruments, general intangibles, real estate, equipment, goods and Intellectual Property, regardless of whether such items appear on the Financial Statements.

         "BANK SUBSIDIARY" means Summit Bank, a state chartered bank under the laws of the State of Ohio.

         "BOOKS AND RECORDS" means all files, documents, instruments, papers, books and records relating to the Business or Condition of Summit or FirstFederal, as the case may be, including without limitation Financial Statements, tax returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, minute books, stock transfer ledgers, Contracts, Licenses, loans, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

         "BUSINESS OR CONDITION OF SUMMIT" means the business, condition (financial or otherwise), results of operations, Assets and prospects of Summit taken as a whole.

         "BUSINESS OR CONDITION OF FIRSTFEDERAL" means the business, condition (financial or otherwise), results of operations, Assets and prospects of FirstFederal taken as a whole.

         "CERTIFICATE" has the meaning set out in Section 2.5(e).

         "CERTIFICATE OF MERGER" has the meaning set out in Section 2.2.

         "CLOSING" AND "CLOSING DATE" shall be on or before July 31, 1997, or as promptly as possible after Regulatory Approval is received, but in no event later than September 30, 1997.

         "CODE" means the Internal Revenue Code of 1986 and any amendments, predecessor laws or successor laws, and all applicable interpretive authority (including, but not limited to, regulations and revenue rulings).

         "CONTRACT" means any agreement, lease, evidence of indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral) to which Summit or FirstFederal is a party or bound other than as a creditor in the ordinary course of business.

         "DISCLOSURE SCHEDULE" means the record delivered to FirstFederal by Summit and to Summit by FirstFederal herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Summit and FirstFederal respectively pursuant to this Merger Agreement.

         "EXCHANGE ACT" has the meaning set out in Section 5.1.13(i)(A).

         "ERISA" has the meaning set out in Section 3.14(a).

         "EFFECTIVE TIME" has the meaning set out in Section 2.2.

         "EMPLOYEE BENEFIT PLANS" has the meaning set out in Section 3.14(a).

         "EMPLOYMENT AGREEMENTS" means the agreements by and between Summit Bank and David C. Vernon, and FirstFederal Financial and Jon W. Park in the form set forth in Exhibits A-1 and A-2.

         "ENVIRONMENTAL LAW" means any law relating to human health, safety, or protection of the environment or to omissions, discharges, releases, or threatened releases of pollutants, contaminants, or hazardous substances in the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata) or otherwise relating to the treatment, storage, disposal, transport, or handling of any hazardous substance.

         "EXCHANGE RATIO" has the meaning set out in Section 2.5.

         "FINANCIAL STATEMENTS" means the FirstFederal Financial Statements and/or the Summit Financial Statements, as the case may be.

         "FIRSTFEDERAL" means collectively FirstFederal Financial Services Corp and each Subsidiary thereof, except in Articles II and XI, FirstFederal means solely FirstFederal Financial Services Corp.

         "FIRSTFEDERAL COMMON STOCK" means $1.00 par value common stock of FirstFederal Financial Services Corp, of which 4,052,757 shares are issued and outstanding as of September 30, 1996.

         "FIRSTFEDERAL ENTITY" has the meaning set out in Section
5.1.13(i)(A).

         "FIRSTFEDERAL FINANCIAL" means FirstFederal Financial Services Corp.

         "FIRSTFEDERAL FINANCIAL STATEMENTS" means the consolidated balance sheets of FirstFederal as of December 31, 1993, 1994, and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for the years ending on those dates as audited by Deloitte & Touche, LLP, the independent, certified public accountant for FirstFederal, including the reports and letters of such accountant with respect to the Financial Statements. Financial Statements also means the unaudited balance sheet as of September 30, 1996, and related statements of income, shareholders' equity and cash flows for the period ending on such date. Said Statements are set out in Section 4.8 of the Disclosure Schedule.

         "FIRSTFEDERAL SHARE PRICE CHANGE" means a fraction expressed as a percentage, the numerator of which is the difference between the average closing Sales Price of FirstFederal Common Stock as recorded on Nasdaq for the 5 consecutive Trading Days ending on the Trading Day prior to the Trading Day this Merger Agreement is executed by all parties and the average closing Sales Price of FirstFederal Common Stock as recorded on Nasdaq for the 5 consecutive Trading Days ending with the third Trading Day prior to the Closing Date and the denominator of which is the average closing Sales Price of FirstFederal Common Stock as recorded on Nasdaq for the 5 consecutive Trading Days ending on the Trading Day prior to the Trading Day this Merger Agreement is executed by all parties.

         "GAAP" means American Institute of Certified Public Accountants' generally accepted accounting principles, consistently applied.

         "INTELLECTUAL PROPERTY" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, processes, designs, methodologies, computer programs (including all source codes) and related documentation, and all pending applications for and registrations of patents, trademarks, service marks and copyrights licensed or owned by Summit.

         "LIABILITIES" means all indebtedness, obligations, guarantees, and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, liquidated or unliquidated, or whether due or to become due).

         "LICENSES" means all licenses, permits, charters, trade association memberships, certificates of authority, authorizations, approvals, registrations, franchises and similar consents.

         "LIEN" means any mortgage, pledge assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to convey any of the foregoing.

         "MATERIAL ADVERSE EFFECT" means with respect to FirstFederal or Summit, as the case may be, a material adverse effect on the business, results of operations, or financial condition of such party and its Subsidiaries taken as a whole.

         "MATERIAL ADVERSE IMPACT OF FIRSTFEDERAL" means a material misrepresentation or breach of warranty by FirstFederal or any other matter not adequately disclosed on the Disclosure Schedule by FirstFederal which, in the aggregate, would have potential pre-tax liability to FirstFederal in excess of $4,000,000 (excluding therefrom change in financial position resulting from general market fluctuations in the value of FirstFederal's investment securities and loans).

         "MATERIAL ADVERSE IMPACT OF SUMMIT" means a material misrepresentation or breach of warranty by Summit or any other matter not adequately disclosed on the Disclosure Schedule by Summit which, in the aggregate, would have potential pre-tax liability to Summit in excess of $350,000 (excluding therefrom change in financial position resulting from general market fluctuations in the value of Summit's investment securities and loans).

         "MATERIAL CONTRACT" means any Contract that involves the payment or potential payment, pursuant to the terms of any such contract, by or to Summit of more than $25,000.00 or any Contract that cannot be terminated within 360 calendar days after giving notice of termination without resulting in any material cost or penalty to Summit.

         "MCDONALD" has the meaning set out in Section 3.23.

         "MERGER" has the meaning set out in Section 2.1.

         "MERGER AGREEMENT" means this Agreement of Affiliation and Plan of Merger, Exhibits and Schedules hereto and all certificates and documents delivered in accordance herewith.

         "NASD" has the meaning set out in Section 5.2.1.

         "NASDAQ" means the Nasdaq National Market System.

         "OGCL" has the meaning set out in Section 2.1.

         "ORDER" means any writ, judgment, decree, injunction or similar order of any governmental or regulatory authority (in each such case whether preliminary or final).

         "PBGC" has the meaning set out in Section 3.14(b).

         "PERSON" means any natural person, corporation, general partnership, trust, proprietorship, limited liability company or other business organization.

         "REAL PROPERTY" means all interests in real estate wherever located and owned or leased.

         "REGISTRATION STATEMENT" means the original filing and subsequent amendments under Form S-4 with the Securities and Exchange Commission (SEC) pursuant to the Securities Act of 1933 referred to in Articles V and VI.

         "REGULATORY APPROVAL" means the approval of this Merger Agreement by the appropriate agencies, commissions, and other instrumentalities of the United States and State of Ohio.

         "SALES PRICE" means the average of the closing bid and ask price of FirstFederal Common Stock, as reported on Nasdaq.

         "SEC" means the Securities and Exchange Commission.

         "SNL INDEX" means the value as of a given date of the SNL Securities National Bank and Thrift Index as reported by SNL Securities, which represents a market value weighted average of the companies composing such index.

         "SNL INDEX PRICE CHANGE" means a fraction expressed as a percentage the numerator of which is the difference between the average closing value of the SNL Index for the 5 consecutive Trading Days ending on the Trading Day prior to the Trading Day this Merger Agreement is executed by all parties and the average closing value of the SNL Index ending on the Trading Day the third Trading Day prior to the Closing Date and the denominator of which is the average closing value of the SNL Index for the 5 consecutive Trading Days ending on the Trading Day prior to the Trading Day this Merger Agreement is executed by all parties.

         "STOCK APPRECIATION RIGHTS" means any stock appreciation rights granted under the Stock Option Plan.

         "STOCK OPTION" means any stock option granted under the Stock Option Plan.

         "STOCK OPTION PLAN" means Summit Bancorp 1989 Stock Incentive Plan and certain stock option agreements with Summit Bancorp's directors as more fully disclosed on Section 3.18(a)(i) of the Disclosure Schedule.

         "SUBSIDIARY" means any corporation or other entity in which Summit or FirstFederal, as the case may be, directly or indirectly through Subsidiaries or otherwise, beneficially owns any equity interests in, or the voting control of, such corporation or other entity.

         "SUMMIT" means collectively Summit Bancorp and each Subsidiary thereof, except in Articles II and XI, Summit means solely Summit Bancorp.

         "SUMMIT ARTICLES" has the meaning set out in Section 3.1(b).

         "SUMMIT COMMON STOCK" means the common stock without par value of Summit Bancorp, of which 234,916 shares are issued and outstanding as of the date hereof.

         "SUMMIT FINANCIAL STATEMENTS" means the consolidated balance sheets of Summit as of December 31, 1993, 1994, and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for the years ending on those dates as audited by Crowe, Chizek and Company, the independent, certified public accountant for Summit, including the reports and letters of such accountant with respect to the Financial Statements. Financial Statements also means the unaudited balance sheet as of September 30, 1996, and related statements of income, shareholder's equity and cash flows for the period ending on such date. Said Statements are set out in Section 3.8 of the Disclosure Schedule.

         "SUMMIT REGULATIONS" has the meaning set out in Section 3.1(b).

         "SURVIVING CORPORATION" has the meaning set out in Section 2.1.

         "THRIFT SUBSIDIARY" means First Federal Savings and Loan Association of Wooster, a federally chartered savings and loan association.

         "TRADING DAY" means a day stock is exchanged on Nasdaq.

         "TRANSFER AGENT" means Chemical Mellon Shareholder Services, LLC.

         "VERNON" has the meaning set out in Section 5.1.15.

         1.2 ACCOUNTING TERMS. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. All financial data supplied pursuant to this Merger Agreement shall be prepared in accordance with such principles, unless otherwise noted.

                                   ARTICLE II
                                   ----------

                         MERGER AND CONVERSION OF SHARES
                         -------------------------------

         2.1 THE MERGER. At the Effective Time, upon the terms and subject to the conditions of this Merger Agreement, Summit shall be merged (the "Merger") with and into FirstFederal in accordance with the Ohio General Corporation Law (the "OGCL"). FirstFederal shall be the surviving corporation in the Merger (the "Surviving Corporation"), and the Surviving Corporation shall be an Ohio corporation. The Surviving Corporation's name shall be FirstFederal Financial Services Corp. FirstFederal and Summit are sometimes referred to herein as the "Constituent Corporations." As a result of the Merger, the outstanding shares of capital stock of Summit shall be converted or canceled in the manner provided in
Section 2.5.

         2.2 EFFECTIVE TIME. As soon as practicable following the Closing, the Constituent Corporations shall cause a certificate of merger complying with the requirements of Section 1701.81 of the OGCL (the "Certificate of Merger") attached hereto as Exhibit C to be filed with the Secretary of State of the State of Ohio. The Merger will become effective at the time and date the Certificate of Merger is filed with the Secretary of the State of Ohio (the "Effective Time").

         2.3 ARTICLES OF INCORPORATION AND REGULATIONS. The amended Articles of Incorporation and Code of Regulations of FirstFederal effective immediately before the Effective Time will be the Articles of Incorporation and Regulations of the Surviving Corporation, until duly amended in accordance with the OGCL and their respective terms.

         2.4 DIRECTORS AND OFFICERS. The directors and officers of FirstFederal immediately prior to the Effective Time will be the directors and officers, respectively, of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of FirstFederal's amended Articles of Incorporation and Code of Regulations and the OGCL. As provided in
Section 7.6, the Board of Directors of FirstFederal will appoint to the FirstFederal Board of Directors, at the Effective Time, David C. Vernon.

         2.5      CONVERSION AND EXCHANGE OF CAPITAL STOCK.

                  (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock, no par value, of Summit Common Stock will, by virtue of the Merger, automatically be canceled and extinguished in consideration and exchange for the right to receive 1.87 shares ("Exchange Ratio") of FirstFederal Common Stock.

                  (b) All shares of Summit Common Stock that are owned by Summit as treasury stock and any shares of Summit Common Stock owned by FirstFederal shall be canceled and retired and shall cease to exist and no consideration whatsoever shall be delivered in exchange therefor in connection with the Merger.

                  (c) Each outstanding share of FirstFederal Common Stock prior to the Effective Time shall continue to be an issued and outstanding common share $1.00 par value of the

         Surviving Corporation and each share of FirstFederal Common Stock held in treasury prior to the Effective Time shall continue to be held in treasury by the Surviving Corporation.

                  (d) If, between the date of this Merger Agreement and the Effective Time, the shares of FirstFederal Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up combination, or exchange of shares, or by stock dividend or stock split thereon, declared with a record date within said period, the applicable adjustment or adjustments shall be made to the Exchange Ratio established by Section 2.5(a) and to the definition of "Sales Price."

                  (e) On and after the Effective Time, each holder of a certificate or certificates theretofore representing outstanding shares of Summit Common Stock (any such certificate being hereinafter referred to as a "Certificate") may surrender the same to the Transfer Agent for cancellation and each such holder shall be entitled upon such surrender to receive in exchange therefor certificate(s) representing the number of shares of FirstFederal Common Stock to which such holder is entitled as provided herein and a check in an amount equal to the amount of cash to be paid pursuant to subsection (f) of Section 2.5, without interest, to which such holder is entitled. Until so surrendered, each Certificate shall be deemed for all purposes to evidence ownership of the number of shares of FirstFederal Common Stock into which the shares represented by such Certificates have been changed or converted as aforesaid. No dividends or other distributions declared after the Effective Time with respect to FirstFederal Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 2.5. After the surrender of a Certificate in accordance with this Section 2.5, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of FirstFederal Common Stock represented by such Certificate. Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time, at any meeting of FirstFederal shareholders, the number of whole shares of FirstFederal Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates; provided that no holder of unsurrendered Certificates may vote at any meeting of FirstFederal shareholders that is held more than 30 days after the Effective Time. Certificates surrendered for exchange by any person who is an "affiliate" of Summit for purposes of Rule 145(c) under the Securities Act of 1933, as amended, shall not be exchanged for certificates representing shares of FirstFederal Common Stock until FirstFederal has received the written agreement of such person contemplated by Section 5.19. If any certificate for shares of Summit Common Stock is to be issued in a name other than that in which a certificate surrendered for exchange is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer.

                  Upon the Effective Time, the stock transfer books of Summit shall be closed and no transfer of Summit Common Stock shall thereafter be made or recognized. Any other provision of this Merger Agreement notwithstanding, neither FirstFederal or the Transfer Agent nor any party to this Merger Agreement shall be liable to a holder of Summit Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (f) Notwithstanding any other provision hereof, each holder of shares of Summit Common Stock who would otherwise have been entitled to receive a fraction of a share of FirstFederal Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash in an amount equal to such fractional part of a share of FirstFederal Common Stock valued as follows: the average closing Sales Price as recorded on Nasdaq for the five consecutive Trading Days ending with the third Trading Day prior to the Closing Date. No such holder shall be entitled to dividends, voting rights or any other shareholder right in respect of any fractional share.

                  (g) To the extent provided by the OGCL, any holder of record of Summit Common Stock as of the date fixed for the determination of stockholders of Summit entitled to notice of the shareholders' meeting called for the purposes of approving this Merger Agreement, and who shall have filed with Summit, not later than ten (10) days after the date on which the vote on such proposal was taken at such meeting, a written demand for payment of the fair cash value of such shares in compliance with Section 1701.85 of the OGCL, and whose shares shall not have been voted in favor of the Merger or adoption of this Merger Agreement, shall cease at the Effective Time to have any of the rights of a stockholder in respect of such shares and shall only have the right to be paid the fair cash value of such shares under Sections 1701.84 and 1701.85 of the OGCL. Any former holder of Summit Common Stock who after the Effective Time (i) surrenders his certificates representing shares of Summit Common Stock for exchange pursuant to
         Section 2.5 hereof, or (ii) validly withdraws his written demand for payment of fair cash value of such shares pursuant to Sections 1701.84 and 1702.85 of the OGCL, will thereupon be entitled to receive FirstFederal Common Stock as of the Effective Time pursuant to this Agreement.

         2.6 STOCK OPTIONS. Stock Options outstanding immediately prior to the Effective Time entitling the holders thereof to purchase shares of Summit Common Stock will remain unchanged and will remain outstanding when the Merger becomes effective, except that upon the Effective Time, (i) the holders thereof shall become entitled to purchase the number of shares of FirstFederal Common Stock (rounded up to the nearest whole share) to which such holders would have been entitled to receive pursuant to Section 2.5(a) if immediately preceding the Effective Time, such securities were converted into such number of shares of Summit Common Stock to which the holders would be entitled under the terms of the governing documents for such securities, disregarding for purposes of this Section any limitations on exercise or vesting thereof; and (ii) the exercise price of each respective Stock Option shall be divided by the Exchange Ratio.

         2.7 STOCK APPRECIATION RIGHTS. Stock Appreciation Rights outstanding immediately prior to the Effective Time entitling the holders thereof to receive payment of an amount determined pursuant to the Stock Option Plan will remain unchanged and will remain outstanding when the Merger becomes effective except that upon the Effective Time: (i) the holders thereof shall become entitled to Stock Appreciation Rights based upon FirstFederal Common Stock equal in number to the product of the Stock Appreciation Rights for Summit Common Stock granted immediately preceding the Effective Time times the Exchange Ratio rounded up to the nearest whole share, disregarding for purposes of this Section any limitations on exercise or vesting thereof; and (ii) the price fixed by the Committee pursuant to the Stock Option Plan for each respective Stock Appreciation Right shall be divided by the Exchange Ratio.

                                   ARTICLE III
                                   -----------

                REPRESENTATIONS AND WARRANTIES OF SUMMIT BANCORP
                ------------------------------------------------

         REPRESENTATIONS AND WARRANTIES. In order to induce FirstFederal Financial to enter into this Merger Agreement and to consummate the transactions contemplated hereunder, Summit Bancorp makes the following representations, warranties, covenants and agreements:

         3.1      ORGANIZATION OF SUMMIT.

                  (a) Summit Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has all necessary corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets. Section 3.1 of the Disclosure Schedule lists all states in which Summit is engaged in business, or owns, uses, or leases Assets. Summit is qualified to do business and is in good standing in those jurisdictions specified in Section 3.1 of the Disclosure Schedule, which are the only jurisdictions in which such qualification is legally required, except where the failure to be so qualified or in good standing (considering all such failures together) does not and will not have a Material Adverse Effect upon the Business or Condition of Summit.

                  (b) The copies of Summit Bancorp's Third Amended and Restated Articles of Incorporation as amended to date, certified by the Secretary of State of Ohio ("Summit Articles"), and the Amended and Restated Code of Regulations as amended to date, certified by Summit Bancorp's Secretary ("Summit Regulations"), all of which have been heretofore delivered to FirstFederal, are and at Closing will be complete and correct. Further, the minute books and stock record books of Summit are accurate and complete. Such minute books and stock record books will be available for inspection at any reasonable time by FirstFederal's duly authorized representatives, and copies of any minutes of any meeting held or documents otherwise constituting corporate action by Summit after the date of such inspection will be furnished to FirstFederal promptly and in no event later than Closing.

         3.2      AUTHORITY AND APPROVAL.

                  (a) Summit Bancorp has all requisite corporate power and authority to enter into and perform all of its obligations under this Merger Agreement. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Summit Bancorp.

                  (b) The consummation of the transactions contemplated hereby and the compliance by Summit with the terms of this Merger Agreement do not and will not conflict with, result in, or constitute any of the following:

                           (i) A breach of any term or provision of this Merger Agreement;

                           (ii) Except for the matters set out on Section 3.2 of
                  the Disclosure Schedule, a default or an event that, with notice or lapse of time, or both, would be
                                       10
          a default, breach or violation of the Summit Articles or Summit Regulations or any Contract, License, commitment, or other agreement, instrument, or arrangement to which Summit is a party or by which Summit or its Assets are bound;

               (iii) Except as to matters set out on Section 3.2 of the Disclosure Schedule, an event that would permit any party to terminate any agreement with Summit or to accelerate the maturity of any obligation of Summit; or

               (iv) The creation or imposition of any Lien on any of its Assets.

         3.3 CAPITAL STOCK. The authorized capital stock of Summit Bancorp consists of:

               (a) 3,000,000 shares of common stock, of which 234,916 shares are issued and outstanding; and 21,274 shares are held in treasury.

               (b) 300,000 shares of Serial Preferred Stock without par value, none of which is issued and outstanding.

          All issued and outstanding shares of Summit Common Stock are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive right of any stockholder of Summit Bancorp. All of the issued and outstanding shares of Summit Common Stock will be entitled to vote to approve this Merger Agreement. As of the date hereof, no shares of Summit Common Stock were reserved for issuance except that 25,000 shares were reserved for issuance upon the exercise of options granted heretofore pursuant to the Stock Option Plan. Options have been granted with respect to 23,150 shares, all of which are presently held by the employees, officers, and directors of Bank Subsidiary. There are no other outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Summit to issue (or to transfer from treasury) any additional shares of its capital stock of any class.

         Summit has taken all action necessary so that the execution of this Merger Agreement and the consummation of the transactions contemplated hereby do not and will not result in the grant of any rights to any person under any agreements or enable rights to any capital stock of Summit to be exercised, distributed, or triggered, except as otherwise provided in this Merger Agreement.

         3.4 SEC DOCUMENTS/REGULATORY FILINGS. Summit Bancorp has filed all SEC documents required by the security laws and such SEC documents complied as of their respective dates of filing in all material respects with security laws. Summit has filed all reports required by statute or regulation to be filed with any federal or state banking regulatory agency except where the failure to so file would not have a Material Adverse Effect on Summit, and such reports were prepared in accordance with the applicable statutes, regulations, and instructions in existence as of the date of filing of such reports in all material respects.

         3.5      SUBSIDIARIES.

                  (a) Summit does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, bank, or other organization, except as disclosed on Section 3.5 of the Disclosure Schedule. The outstanding shares of capital stock of each Subsidiary are validly issued and outstanding, fully paid and nonassessable, and all such shares are directly owned by Summit, free and clear of all liens, claims, and encumbrances. No Subsidiary has any outstanding securities of any kind, nor any outstanding options, warrants, or other rights entitling another person to acquire any securities of a Subsidiary of any kind other than the shares of capital stock owned by Summit.

            (b) Each Subsidiary is a duly organized corporation or banking association validly existing and in good standing under applicable laws. Each Subsidiary (i) has all requisite corporate power and authority to carry on its business as now conducted; and (ii) is duly licensed or qualified to do business in the states of the United States where its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where failure to be so licensed or qualified would have a Material Adverse Effect on Summit. Each Subsidiary has all federal, state, and local governmental authorizations necessary for it to own or lease its properties or assets and to carry on its business as is now being conducted, except where the failure to be so authorized would not have a Material Adverse Effect on Summit.

         3.6 AFFILIATE TRANSACTIONS. Except as disclosed in Section 3.6 of the Disclosure Schedule, as of the date of this Merger Agreement:

                           (i) There are no Liabilities between Summit, on the one hand, and the officers and directors of Summit, on the other hand;

                           (ii) No executive officer, director, or Affiliate of
                  a director or executive officer provides, provided, or caused or causes to be provided any Assets, services, or facilities to Summit or otherwise does business with Summit.

         3.7 BOOKS AND RECORDS. The Books and Records of Summit fairly reflect in all material respects the transactions to which it is a party and by which its properties are subject or bound. Such Books and Records have been properly kept and maintained in compliance in all material respects with GAAP and all applicable legal requirements.

         3.8 FINANCIAL STATEMENTS. The Summit Financial Statements, all previously provided to FirstFederal, fairly present the consolidated financial position of Summit Bancorp and its consolidated Subsidiaries as of the date indicated, and the consolidated results of operations, changes in shareholders' equity and cash flows of Summit Bancorp and its consolidated Subsidiaries for the period then ended in conformity with GAAP. There are no material Liabilities of Summit required to be disclosed in Summit's Financial Statements other than the Liabilities disclosed in such Financial Statements (including footnotes). All monetary Liabilities and material non-monetary Liabilities incurred after the date of the Financial Statements were incurred in the ordinary course of business consistent with past practices and in the aggregate are not material to Summit's business. Except for those Subsidiaries listed in Section 3.8 of the Disclosure Schedule, the statements of financial condition and results of operations of each Subsidiary are, and for all periods referred to in this
Section 3.8 have been, consolidated with those of Summit Bancorp.

         3.9 ABSENCE OF CHANGES. Since September 30, 1996: (i) there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Business or Condition of Summit;
(ii) neither Summit's chief executive officer nor its chief financial officer is aware of any events which have occurred since September 30, 1996, or which are reasonably certain to occur in the future and which reasonably can be expected to result in any Material Adverse Effect in the Business or Condition of Summit; and (iii) there have been no material changes in the methods of business operation of Summit.

         3.10 CONSENT. Except as set forth in Section 3.10 of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to Summit in connection with the execution and delivery of this Merger Agreement or the consummation of the transactions contemplated hereby.

         3.11     TAXES.

                  (a) FILING OF TAX RETURNS. Except where properly extended, within the times and in the manner prescribed by law, Summit has filed all federal, state, and local tax returns required by law. Except as disclosed in Section 3.11 of the Disclosure Schedule, the federal income tax returns of Summit have not been audited or investigated by the Internal Revenue Service for the preceding five years. Except as reflected on Section 3.11 of the Disclosure Schedule, there are no present disputes as to taxes payable by Summit. In addition, all tax returns and reports required by applicable law or governmental regulations have been filed by Summit, and such returns and reports are (and as to such returns and reports not filed as of the date hereof, will be) true, correct, and complete in all material respects and present, fairly and accurately, the information required to be shown therein. There are no tax deficiencies assessed against Summit that would have a Material Adverse Effect on Summit, and there are no tax deficiencies proposed or threatened, and no audit of Summit by any federal, state or local authority is in progress, and Summit has not received notice regarding any audit.

                  (b) PAYMENT OF TAXES. Except as disclosed in Section 3.11(b) of the Disclosure Schedule, Summit has, within the time and in the manner prescribed by law, paid in full (and until the Closing Date will pay within the time and in the manner prescribed by law) payroll taxes (including, but not limited to, Social Security taxes), franchise taxes, sales and use taxes, personal property taxes, real estate taxes and assessments, and local, state and federal income taxes. In addition, Summit will pay or make timely provision for payment of all such taxes thereafter payable by Summit so that no lien for any such taxes will be placed (or attempted) upon any of the Assets, on or following the Closing Date.

                  (c) TAX RESERVES. Except as disclosed in Section 3.11(c) of the Disclosure Schedule, the amounts established as accruals for taxes on the Financial Statements and on the Books and Records of Summit are reasonably expected to be sufficient for the payment of all taxes of any kind, whether disputed or not, and whether accrued, due, absolute, contingent or otherwise, which were or which may be payable by Summit for any periods or fiscal years prior to or including the Closing Date, including all taxes imposed before or after the Closing Date which are attributable to any such period or fiscal year. No differences exist between the amounts of the book basis and the tax basis of Assets (net of Liabilities) that are not accounted for by an accrual on the books for federal income tax purposes.

                  (d) EXTENSIONS AND WAIVERS. Except as disclosed in Section 3.11(d) of the Disclosure Schedule, Summit has not requested any extension of time within which to file any tax return, which tax return has not since been filed, nor has Summit executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or tax returns.

         3.12 LITIGATION. Except as disclosed in Section 3.12 of the Disclosure Schedule:

                  (a) There is no pending or threatened litigation involving Summit as defendant or plaintiff. There is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or threatened, against or affecting Summit, or its business or Assets. The matters set forth in Section
         3.12 of the Disclosure Schedule, if decided adversely to Summit, will not result in a Material Adverse Effect on Summit. Summit is not in default with respect to any Order of any federal, state, local or foreign court, department, agency, or instrumentality.

                  (b) There are no facts or circumstances known to Summit that could reasonably be expected to give rise to any claim that would be required to be disclosed pursuant to clause (a) above.

         3.13 COMPLIANCE WITH LAWS. Summit has complied with and is not in violation of, applicable federal, state, or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business, including without limitation the Real Estate Settlement Procedures Act, Fair Debt Collection Practices Act, Fair Credit Reporting Act, Equal Credit Opportunity Act, Truth in Lending Act, Occupational Safety and Health Act of 1970, the Fair Labor Standards Act of 1938, Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, Federal Age Discrimination in Employment Act of 1967, Consolidated Omnibus Budget Reconciliation Act of 1985, the Workers Adjustment and Retraining Notification Act of 1988, Civil Rights Act of 1991, Americans with Disabilities Act of 1991, the Family and Medical Leave Act of 1993, as all such have been amended, except which individually or in the aggregate do not and insofar as reasonably can be foreseen, in the future will not have a Material Adverse Effect on Summit. Except as disclosed in Section
3.13 of the Disclosure Schedule, no investigation or review by any governmental entity with respect to Summit outside the ordinary course of business and not generally applicable to entities engaged in the same business is pending or, to the knowledge of Summit, threatened, nor has any governmental entity indicated an intention to conduct the same in each case other than those, the outcome of which will not have a Material Adverse Effect on Summit. Further, neither Summit nor any employee, officer, or director has knowingly engaged in any activity or knowingly omitted to take any action which, in any material way, has resulted or reasonably could be expected to result in the violation of (i) any local, state or federal law (including without limitation the Bank Secrecy Act, the Community Reinvestment Act, applicable consumer protection and disclosure laws and regulations, including without limitation, Truth in Lending, Truth in Savings and similar disclosure laws and regulations, and equal employment and employment discrimination laws and regulations) or (ii) any regulation, order, injunction or decree of any court or governmental body, the violation of either of which could reasonably be expected to have a Material Adverse Effect on Summit.

         3.14     BENEFIT PLANS.

                  (a) Section 3.14 of the Disclosure Schedule contains a true and complete list of all employee benefit plans within the meaning of
         Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Employee Benefit Plans"), whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to or obligated to form a fund by Summit (Summit shall include, for purposes of this Section
         3.14 only, all employers, whether or not incorporated, which by reason of common control are treated together with Summit as a single employer within the meaning of Code Section 414(b) and (c) since September 2, 1974.)

                  (b) Summit does not maintain or contribute to any such employee benefit plan subject to ERISA which is not in substantial compliance with ERISA, or which has incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of ERISA, or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code. Summit has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any employee benefit plan covering any employees of Summit or ceased operations at any facility or withdrawn from such plan in a manner which could subject it to liability under Section 4062(e), 4063 or 4064 of ERISA, and knows of no facts or circumstances which might give rise to any liability of Summit to the PBGC under Title IV of ERISA. Summit has not incurred any withdrawal liability within the meaning of Sections 4201 and 4204 of ERISA, to any employee benefit plan which is a multiemployer plan (as defined in Section 4001 of ERISA), and no event has occurred, and there exists no condition or set of circumstances, which presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any multiemployer plan which could result in any liability to Summit.

                  (c) Full payment has been made of all amounts which Summit is required for any reason to have paid as contributions to any Employee Benefit Plan as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the final Closing Date. Summit has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

                  (d) Each Employee Benefit Plan intended to be qualified under
         Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and nothing has occurred since the effective date of the last such determination which resulted in or is likely to result in the revocation of such determination.

                  (e) No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Benefit Plan and Summit has not engaged in any transaction with respect to the Employee Benefit Plans which would subject Summit to a tax, penalty or liability for prohibited transactions under ERISA or the Code nor have any of Summit's directors, officers, or employees to the extent they or any of them are fiduciaries with respect to such plans, breached any of their responsibilities or obligations under Title I of ERISA.

                  (f) Summit has furnished FirstFederal with true and complete copies of: (i) all Employee Benefit Plans as in effect, together with all amendments thereto which will become effective at a later date;
         (ii) the most recent Internal Revenue Service determination letter issued with respect to each Employee Benefit Plan; and (iii) Form 5500 for the most recent completed fiscal year for each Employee Benefit Plan required to file such form.

                  (g) There are no material actions, suits or claims pending or threatened, against the Assets of any Employee Benefit Plan.

                  (h) The plans are qualified under Code Section 401 and the associated trust funds are exempt from tax under Code Section 501.

                  (i) Each Employee Benefit Plan which Summit maintains has at all times been administered in material compliance with all applicable requirements of ERISA, including all reporting requirements, with respect to the Internal Revenue Service, the Department of Labor and the Pension Benefit Guaranty Corporation and including all disclosure requirements with respect to plan participants and beneficiaries.

                  (j) Summit does not maintain nor is it under any obligation or duty to establish any type of post retirement benefit, medical, or life insurance plan for its employees.

         3.15 REAL PROPERTY. In addition to the representations and warranties contained in Section 3.16, Summit hereby makes the following additional representations, warranties and covenants to and with FirstFederal regarding the Real Property owned or leased by Summit as listed on Section 3.15 of the Disclosure Schedule:

                  (a) Section 3.15(a) of the Disclosure Schedule contains a true and correct list of (i) each parcel of Real Property owned by Summit,
         (ii) each parcel of Real Property leased by Summit (as lessor or lessee), and (iii) all Liens relating to or affecting any parcel of Real Property owned by Summit, and except as listed in Section 3.15(a) of the Disclosure Schedule, such Real Property owned by Summit is free and clear of all Liens, encumbrances, security interests, pledges, equities, claims of others or restrictions whatsoever, except:

                           (i) Zoning and building ordinances and regulations which do not prohibit or restrict the present use of the Real Property;

                           (ii) Real estate taxes and assessments, both general
                  and special, which may be a Lien but are not yet due and payable as of the Closing Date;

                           (iii) Easements, covenants, agreements, encumbrances,
                  conditions, reservations, restrictions of record or other exceptions affecting the real estate, if any, which are disclosed to FirstFederal and approved in writing by FirstFederal prior to the Closing Date.

         Summit has adequate rights of ingress and egress with respect to such Real Property, buildings, structures, facilities, fixtures and other improvements. Summit has not received any notice nor has knowledge that the Real Property, as currently used by Summit, is in violation of any applicable federal, state or local statute, ordinance, order, requirement, law, rule or regulation (including without limitation, building, zoning or Environmental Laws) affecting the Real Property, or that would have a Material Adverse Effect on the value of the Real Property or its continued operation and use in the ordinary course of business.

                  (b) The zoning of the Real Property permits the presently existing improvements and the conduct and continuation of the business presently being conducted on such Real Property.

                  (c) Summit has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the Real Property leased by it for the full term of the lease thereof. Each lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of Summit and of each other person that is a party thereto, and except as set forth in Section 3.15(c) of the Disclosure Schedule, there is no, and Summit has not received notice of any default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. None of the leases will terminate or lapse by reason of the transactions contemplated by this Merger Agreement.

                  (d) Except as disclosed in Section 3.15(d) of the Disclosure Schedule, the improvements on the Real Property are structurally sound and in good operating condition and in a state of good maintenance and repair, are adequate and suitable for the purposes for which they are presently being used and, to the knowledge of Summit, there are no condemnation or appropriation proceedings pending or threatened against any of such Real Property or the improvements thereon.

         3.16     ASSETS.  With respect to the Assets:

                  (a) Except as listed on Section 3.16(a) of the Disclosure Schedule, Summit has not received any notice nor does it have any knowledge of any information that there has been any violation of any statute, law, ordinance, or regulation of any governmental entity affecting its Assets with respect to health, safety and environmental and pollution control, including the disposition of hazardous or toxic waste materials or emissions into the air, soil or water, or any form of contamination that would have a Material Adverse Effect on the value of the Assets or the continued use of the Assets by Summit in the ordinary course of business.

                  (b) Except as provided in Section 3.16(b) of the Disclosure Schedule, Summit has good and marketable title to the Assets, free and clear of all Liens, encumbrances, security interests, pledges, equities, claims of others or restrictions whatsoever.

                  (c) All equipment owned by Summit and used in its business is now in good working condition and, as of the Closing Date, will be in good working condition with no material defects other than those items identified to FirstFederal in Section 3.16(c) of the Disclosure Schedule, and except as disclosed in Section 3.16(c) of the Disclosure Schedule, no expenditures in excess of $10,000.00 are planned for the routine, normal maintenance of such equipment. Except as stated in
         Section 3.16(c) of the Disclosure Schedule, no personal property used by Summit in connection with its business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is other than in the possession and under the control of Summit. The tangible personal property reflected in those Books and Records constitutes all such tangible personal property necessary for the conduct by Summit of its business as now conducted.

         3.17 INTELLECTUAL PROPERTY. Except as disclosed in Section 3.17 of the Disclosure Schedule, Summit owns the entire right, title and interest in and to, or has valid Licenses with respect to, all of the Intellectual Property necessary in all material respects to conduct the business and operations of Summit as presently conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Summit. None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would have a Material Adverse Effect on Summit.

         3.18     CONTRACTS.

                  (a) Section 3.18(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of all material Contracts of Summit including, but not limited to, the following:

                           (i) Contracts and other agreements with any current or former officer, director, shareholder, affiliate, employee, consultant, or agent;

                           (ii) Contracts with any person containing any provision or covenant prohibiting or limiting the ability of Summit to engage in any business activity or compete with any person, or prohibiting or limiting the ability of any person to compete with Summit;

                           (iii) Contracts relating to the future disposition or
                  acquisition of any Assets, other than dispositions or acquisitions in the ordinary course of business consistent with past practice;

                           (iv)  Contracts under which Summit agrees to
                  indemnify any person;

                           (v) Contracts and other agreements relating to the borrowing of money other than federally insured deposits, creation of Liens, issuance of letters of credit, or the guarantee of the payment of Liabilities or performance of obligations by Summit;

                           (vi)     powers of attorney;

                           (vii) other contracts and other agreements made outside the ordinary course of business; and

                           (viii)   Material Contracts.

                  (b) Each Contract required to be disclosed in Section 3.18(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 3.18(b) of the Disclosure Schedule neither Summit, nor, to the knowledge of Summit, any other party to such Contract, is or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract). None of the Contracts disclosed in Section 3.18(a) of the Disclosure Schedule will terminate or lapse by reason of the transactions contemplated by this Merger Agreement.

                  (c) Except as disclosed in Section 3.18(c) of the Disclosure Schedule, Summit is not a party to or bound by any Contract that has been or could reasonably be expected to have, individually or in the aggregate with any other such Contracts, a Material Adverse Effect on Summit.

                  (d) Except as disclosed in Section 3.18(d) of the Disclosure Schedule attached hereto, there are no Contracts, commitments, leases, permits or other instruments necessary to hold the Assets by Summit, as and where now held by Summit, or to conduct the business of Summit, as and where now operated by Summit, or related to the operation or management of the Assets.

         3.19 POOLING OF INTERESTS. As of the date of this Merger Agreement, Summit knows of no reason relating to it which would reasonably cause it to believe that the Merger will not qualify as a pooling of interests for financial accounting purposes.

         3.20 RESERVED.

         3.21 LICENSES. Section 3.21 of the Disclosure Schedule contains a true and complete list of all Licenses used in and material to the business or operations of Summit, setting forth the owner, the function and the expiration and renewal date of each. Prior to the execution of this Merger Agreement, Summit has delivered to FirstFederal true and complete copies of all such Licenses. Except as disclosed in Section 3.21 of the Disclosure Schedule:

            (i) Summit owns or validly holds all Licenses that are material to its business or operations;

            (ii) each License listed in Section 3.21 of the Disclosure Schedule is valid, binding and in full force and effect; and

                           (iii) Summit has not received any notice that it is
                  in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

None of the Licenses disclosed in Section 3.21 of the Disclosure Schedule will terminate or lapse by reason of the transactions contemplated by this Merger Agreement.

         3.22 INSURANCE. Section 3.22 of the Disclosure Schedule lists all of the insurance policies held by Summit concerning its business and Assets (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof and a brief description of the interests insured thereby). All these policies are in the respective principal amounts set forth in Section 3.22 of the Disclosure Schedule. To the best of Summit's knowledge, Summit has maintained and now maintains (i) insurance on all its Assets of a type customarily insured, covering property damage and loss of income by fire or other casualty including, but not limited to, occurrence-based general liability insurance, and (ii) adequate insurance protection against all Liabilities, claims and risks against which it is customary to insure. To the best of Summit's knowledge after due inquiry, except as disclosed in Section 3.22 of the Disclosure Schedule, there is no breach or default with respect to any material provision contained in any policy or binder described in this provision, and there has not been any failure to give any notice or present any claim under any such policy or binder in due or timely fashion. There are no outstanding unpaid premiums, and there are no provisions for retrospective or retroactive premium adjustments except as set forth in
Section 3.22 of the Disclosure Schedule, and Summit has not received notice of any cancellations or nonrenewal or disallowance of any claims under any such policy or binder. Finally, except as disclosed in Section 3.22 of the Disclosure Schedule, there has not been any instance since the formation of Summit where there has not been in full force and effect insurance policies providing the types of insurance as described above. The insurance coverage provided by the policies described in this section will not terminate or lapse by reason of the transactions contemplated by this Merger Agreement.

         3.23 BROKERS AND FINDERS. Neither Summit nor any of its respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, except for Summit Bancorp's retention of McDonald & Company Securities, Inc. ("McDonald") to perform certain financial advisory services. The fee associated with McDonald's retention is equal to 1.50% of the "total aggregate fair market value" received as of the Closing of this Merger as that term is defined in Section 3(F) of the engagement letter by and between McDonald and Summit Bancorp.

         3.24     EMPLOYEES; LABOR RELATIONS.

                  (a) Section 3.24 of the Disclosure Schedule is a list of all severance contracts, employee handbooks or manuals, and settlements, bonus, stock option, medical, dental or legal reimbursement plans, or hospitalization or insurance plans, or other agreements or arrangements providing for employee remuneration to which Summit is a party or by which Summit is bound; all these contracts and arrangements are in full force and effect, and neither Summit nor any other party is in default thereunder.

                  (b) Except as disclosed on Section 3.24 of the Disclosure Schedule, the employees of Summit are not represented by any labor union, and Summit is not and has not been involved in any representative election, negotiations of a labor agreement, labor dispute or grievance by any employee nor has it committed any act or taken any action which is claimed or charged to have constituted an unfair labor practice. There is no pending or threatened labor dispute, strike, or work stoppage affecting the business.

                  (c) Except as disclosed in the Disclosure Schedule, all employees of Summit are employed at will by Summit.

         3.25 HAZARDOUS SUBSTANCES. Except as disclosed in Section 3.25 of the Disclosure Schedule: (i) none of the Real Property or property previously owned or occupied by Summit or in which Summit has or had any interest, legal or equitable, is contaminated with any hazardous substance; (ii) Summit has, in compliance with all applicable laws of federal, state or local governments, arranged for the disposal of hazardous substances removed from the Real Property and any real property previously owned or occupied by Summit or in which Summit had any interest, legal or equitable through utilization of qualified licensed waste disposal transporters and receivers; (iii) Summit has not caused and will not cause, and to the best of its knowledge, after diligent investigation and inquiry, there never has occurred, the release of any hazardous substance on the Real Property or any real property previously owned or occupied by Summit or in which Summit had any interest, legal or equitable; (iv) the Real Property or any real property previously owned or occupied by Summit or in which Summit had any interest, legal or equitable, is not subject to any federal, state or local "superfund" lien, proceedings, claim, liability or action; (v) Summit is under no threat or likelihood thereof for the cleanup, removal, or remediation of any such hazardous substance from the Real Property or any real property previously owned or occupied by Summit or in which Summit had any interest, legal or equitable; (vi) there is no asbestos on the Real Property; (vii) there is no underground storage tank on the Real Property. The terms "hazardous substance," "release," and "removal" as used herein shall have the same meanings and definitions as set forth in paragraphs (14), (22), and (23), respectively, of Title 42 U.S.C. Section 9601 provided, however, that the term "hazardous substance" as used herein also shall include "hazardous waste" as defined in paragraph (5) of 42 U.S.C. Section 6903 and "petroleum" as defined in paragraph
(8) of 42 U.S.C. Section 6991. The term "superfund" as used herein means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, being Title 42 U.S.C. Section 9601, ET SEQ., as amended, and any similar state statute or local ordinance applicable to the property, including, without limitation, all rules and regulations promulgated, administered and enforced by any governmental agency or authority pursuant thereto. The term "underground storage tank" as used herein shall have the same meaning and definition as set forth in paragraph (1) of 42 U.S.C. Section 6991.

         There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, Summit in relation to any property or facility now or previously owned or leased by Summit which have not been delivered to FirstFederal prior to the execution of this Merger Agreement.

         3.26 LOANS. Each loan reflected as an Asset in the Summit Financial Statements (i) is evidenced by notes, agreements, or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on Summit.

         3.27 AGREEMENTS WITH REGULATORS. Summit is not a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental entity outside the ordinary course of business and not generally applicable to entities engaged in the same business, including, without limitation, cease and desist orders of any regulatory authority, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has Summit been advised by any governmental entity that it is contemplating issuing, requiring, or requesting (or is considering the appropriateness of issuing, requiring or requesting) any such order, directive, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar undertaking. Except as set forth in Section 3.27 of the Disclosure Schedule, Summit has not been cited in any compliance report to Summit, as a result of an examination by any regulatory authority for (i) material violations, or (ii) violations with respect to which refunds or restitutions (which are material in amount to Summit, taken as a whole) may be required.

         3.28 VOTE REQUIRED. The affirmative vote of the holders of a majority of the issued and outstanding shares of Summit Common Stock entitled to vote thereon is the only vote of the holders of any class or series of Summit capital stock necessary to approve this Merger Agreement and the transactions contemplated hereby.

         3.29 SECURITIES. The investment portfolios of Bank Subsidiary consist of securities in marketable form. Except as disclosed in Section 3.29 of the Disclosure Schedule, since September 30, 1996, to the date hereof, Bank Subsidiary has not incurred any unusual or extraordinary losses in its investment portfolio, and, except for events relating to the business environment in general, including market fluctuations, the executive officers of Summit are not aware of any events which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the quality or performance of Bank Subsidiary's investment portfolio on a consolidated basis.

         3.30 INDEMNIFICATION. To the best knowledge of Summit, except as set forth in Section 3.30 of the Disclosure Schedule, no action or failure to take action by any director, officer, employee or agent of Summit has occurred which would give rise to a claim or a potential claim by any such person for indemnification from Summit under the corporate indemnification provisions of the Summit Articles or Summit Regulations applicable to Summit Bancorp on the date of this Merger Agreement.

         3.31 DISCLOSURE. To the best of Summit's knowledge after due inquiry, all material facts relating to the business of Summit have been disclosed to FirstFederal in this Merger Agreement. No representation or warranty contained in this Merger Agreement, and no statement contained in the

Disclosure Schedule or in any certificate, memorandum, list or other writing provided or furnished to FirstFederal pursuant to any provision of this Merger Agreement (including without limitation the Summit Financial Statements), by Summit on its behalf, contains or will contain any untrue statement of a material fact or omits any material fact, the omission of which would be misleading.

                                   ARTICLE IV
                                   ----------

            REPRESENTATIONS AND WARRANTIES OF FIRSTFEDERAL FINANCIAL
            --------------------------------------------------------

         REPRESENTATIONS AND WARRANTIES. In order to induce Summit Bancorp to enter into this Merger Agreement and to consummate the transactions contemplated hereunder, FirstFederal Financial makes the following representations, warranties, covenants and agreements:

         4.1      ORGANIZATION OF FIRSTFEDERAL.

                  (a) FirstFederal Financial is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has all necessary corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets. Section 4.1 of the Disclosure Schedule lists all states in which FirstFederal is engaged in business, or owns, uses, or leases Assets. FirstFederal is qualified to do business and is in good standing in those jurisdictions specified in Section 4.1 of the Disclosure Schedule, which are the only jurisdictions in which such qualification is legally required, except where the failure to be so qualified or in good standing (considering all such failures together) does not and will not have a Material Adverse Effect upon the Business or Condition of FirstFederal.

                  (b) The copies of FirstFederal Financial's Articles of Incorporation as amended to date, certified by the Secretary of State of Ohio, and the Code of Regulations as amended to date, certified by FirstFederal Financial's Secretary, all of which have been heretofore delivered to Summit, are and at Closing will be complete and correct. Further, the minute books and stock record books of FirstFederal are accurate and complete. Such minute books and stock record books will be available for inspection at any reasonable time by Summit's duly authorized representatives, and copies of any minutes of any meeting held or documents otherwise constituting corporate action by FirstFederal after the date of such inspection will be furnished to Summit promptly and in no event later than Closing.

         4.2      AUTHORITY AND APPROVAL.

                  (a) FirstFederal Financial has all requisite corporate power and authority to enter into and perform all of its obligations under this Merger Agreement. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FirstFederal Financial.

                  (b) The consummation of the transactions contemplated hereby and the compliance by FirstFederal with the terms of this Merger Agreement do not and will not conflict with, result in, or constitute any of the following:

                           (i) A breach of any term or provision of this Merger Agreement;

                           (ii) Except for the matters set out on Section 4.2 of the Disclosure Schedule, a default or an event that, with notice or lapse of time, or both, would be a default, breach or violation of the Articles of Incorporation or Code of Regulations of FirstFederal or any Contract, License, commitment, or other agreement, instrument, or arrangement to which FirstFederal is a party or by which FirstFederal or its Assets are bound;

                           (iii) Except as to matters set out on Section 4.2 of
                  the Disclosure Schedule, an event that would permit any party to terminate any agreement with FirstFederal or to accelerate the maturity of any obligation of FirstFederal; or

                           (iv) The creation or imposition of any Lien on any of its Assets.

         4.3 CAPITAL STOCK. The authorized capital stock of FirstFederal Financial consists of:

                  (a) 20,000,000 shares of FirstFederal Common Stock, of which 4,052,757 shares are issued and outstanding; and 440,408 shares are held in treasury as of September 30, 1996.

                  (b) 1,500,000 shares serial preferred stock, no par value, of which (i) 500,094 shares of 7% Cumulative Convertible Series A are outstanding and (ii) 480,977 shares of 6.5% Cumulative Convertible Series B are outstanding as of September 30, 1996.

         All issued and outstanding shares of FirstFederal Common Stock are validly issued and outstanding, fully paid and nonassessable and were not issued in violation of any preemptive right of any stockholder of FirstFederal. As of the date hereof, no shares of FirstFederal Common Stock were reserved for issuance except that 526,389 shares were reserved for issuance upon the exercise of options granted heretofore pursuant to FirstFederal's stock option plan. Options have been granted with respect to 410,349 shares, all of which are presently held by the employees, officers, and directors of Thrift Subsidiary. As of the date hereof, there are no other outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating FirstFederal to issue (or to transfer from treasury) any additional shares of its capital stock of any class.

         FirstFederal has taken all action necessary so that the execution of this Merger Agreement and the consummation of the transactions contemplated hereby do not and will not result in the grant of any rights to any person under any agreements or enable rights to any capital stock of FirstFederal to be exercised, distributed, or triggered, except as otherwise provided in this Merger Agreement.

         4.4 SEC DOCUMENTS/REGULATORY FILINGS. FirstFederal Financial has filed all SEC documents required by the security laws and such SEC documents complied as of their respective dates of filing in all material respects with security laws. FirstFederal has filed all reports required by statute or regulation to be filed with any federal or state banking or thrift regulatory agency except where the failure to so file would not have a Material Adverse Effect on FirstFederal, and such reports were prepared in accordance with the applicable statutes, regulations, and instructions in existence as of the date of filing of such reports in all material respects.

         4.5      SUBSIDIARIES.
                  ------------
                  (a) FirstFederal does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, thrift, or other organization, except as disclosed on
         Section 4.5 of the Disclosure Schedule. The outstanding shares of capital stock of each Subsidiary are validly issued and outstanding, fully paid and nonassessable, and all such shares are directly owned by FirstFederal, free and clear of all liens, claims, and encumbrances. No Subsidiary has any outstanding securities of any kind, nor any outstanding options, warrants, or other rights entitling another person to acquire any securities of a Subsidiary of any kind other than the shares of capital stock owned by FirstFederal.

                  (b) Each Subsidiary is a duly organized corporation or savings and loan association validly existing and in good standing under applicable laws. Each Subsidiary (i) has all requisite power and authority to carry on its business as now conducted; and (ii) is duly licensed or qualified to do business in the states of the United States where its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where failure to be so licensed or qualified would have a Material Adverse Effect on FirstFederal. Each Subsidiary has all federal, state, and local governmental authorizations necessary for it to own or lease its properties or assets and to carry on its business as is now being conducted, except where the failure to be so authorized would not have a Material Adverse Effect on FirstFederal.

         4.6 AFFILIATE TRANSACTIONS. Except as disclosed in Section 4.6 of the Disclosure Schedule, as of the date of this Merger Agreement:

                           (i) There are no Liabilities between FirstFederal, on the one hand, and the officers and directors of FirstFederal, on the other hand, that were not incurred on an arm's length basis;

                           (ii) No executive officer, director, or Affiliate of
                  a director or executive officer provides, provided, or caused or causes to be provided any Assets, services, or facilities to FirstFederal or otherwise does business with FirstFederal, other than on an arm's length basis.

         4.7 BOOKS AND RECORDS. The Books and Records of FirstFederal fairly reflect in all material respects the transactions to which it is a party and by which its properties are subject or bound. Such Books and Records have been properly kept and maintained in compliance in all material respects with GAAP and all applicable legal requirements.

         4.8 FINANCIAL STATEMENTS. The FirstFederal Financial Statements, all previously provided to Summit, fairly present the consolidated financial position of FirstFederal Financial and its consolidated Subsidiaries as of the date indicated, and the consolidated results of operations, changes in shareholders' equity and cash flows of FirstFederal Financial and its consolidated Subsidiaries for the period then ended in conformity with GAAP. There are no material Liabilities of FirstFederal required to be disclosed in FirstFederal's Financial Statements other than the Liabilities disclosed in such Financial Statements (including footnotes). All monetary Liabilities and material non-monetary Liabilities incurred after the date of the Financial Statements were incurred in the ordinary course of business consistent with past practices and in the aggregate are not material to FirstFederal's business. Except for those Subsidiaries listed in Section 4.8 of the Disclosure Schedule, the statements of financial condition and results of operations of each Subsidiary are, and for all periods referred to in this Section 4.8 have been, consolidated with those of FirstFederal Financial.

         4.9 ABSENCE OF CHANGES. Since September 30, 1996: (i) there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Business or Condition of FirstFederal; (ii) neither FirstFederal's chief executive officer nor its chief financial officer is aware of any events which have occurred since September 30, 1996, or which are reasonably certain to occur in the future and which reasonably can be expected to result in any Material Adverse Effect in the Business or Condition of FirstFederal; and (iii) there have been no material changes in the methods of business operation of FirstFederal.

         4.10 CONSENT. Except as set forth in Section 4.10 of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to FirstFederal in connection with the execution and delivery of this Merger Agreement or the consummation of the transactions contemplated hereby.

         4.11     TAXES.

                  (a) FILING OF TAX RETURNS. Except where properly extended, within the times and in the manner prescribed by law, FirstFederal has filed all federal, state, and local tax returns required by law. Except as disclosed in Section 4.11(a) of the Disclosure Schedule, the federal income tax returns of FirstFederal have not been audited or investigated by the Internal Revenue Service for the preceding five years. Except as reflected on Section 4.11 of the Disclosure Schedule, there are no present disputes as to taxes payable by FirstFederal. In addition, all tax returns and reports required by applicable law or governmental regulations have been filed by FirstFederal, and such returns and reports are (and as to such returns and reports not filed as of the date hereof, will be) true, correct, and complete in all material respects and present, fairly and accurately, the information required to be shown therein. There are not and will not be any tax deficiencies assessed against FirstFederal that would have a Material Adverse Effect on FirstFederal, and there are no tax deficiencies proposed or threatened, and no audit of FirstFederal by any federal, state or local authority is in progress, and FirstFederal has not received notice regarding any audit.

                  (b) PAYMENT OF TAXES. FirstFederal has, within the time and in the manner prescribed by law, paid in full (and until the Closing Date will pay within the time and in the manner prescribed by law) payroll taxes (including, but not limited to, Social Security taxes), franchise taxes, sales and use taxes, personal property taxes, real estate taxes and assessments, and local, state and federal income taxes. In addition, FirstFederal will pay or make timely provision for payment of all such taxes thereafter payable by FirstFederal so that no Lien for any such taxes will be placed (or attempted) upon any of the Assets, on or following the Closing Date.

                  (c) TAX RESERVES. Except as disclosed in Section 4.11(c) of the Disclosure Schedule, the amounts established as accruals for taxes on the Financial Statements and on the Books and Records of FirstFederal are reasonably expected to be sufficient for the payment of all taxes of any kind, whether disputed or not, and whether accrued, due, absolute, contingent or otherwise, which were or which may be payable by FirstFederal for any periods or fiscal years prior to or including the Closing Date, including all taxes imposed before or after the Closing Date which are attributable to any such period or fiscal year. No differences exist between the amounts of the book basis and the tax basis of Assets (net of Liabilities) that are not accounted for by an accrual on the books for federal income tax purposes.

                  (d) EXTENSIONS AND WAIVERS. Except as disclosed in Section 4.11(d) of the Disclosure Schedule, FirstFederal has not requested any extension of time within which to file any tax return, which tax return has not since been filed, nor has FirstFederal executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or tax returns.

         4.12 LITIGATION. Except as disclosed in Section 4.12 of the Disclosure Schedule:

                  (a) There is no material pending or threatened litigation involving FirstFederal as defendant or plaintiff. There is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or threatened, against or affecting FirstFederal, or its business or Assets that if decided adversely to FirstFederal, would result in a Material Adverse Effect on FirstFederal. FirstFederal is not in default with respect to any Order of any federal, state, local or foreign court, department, agency, or instrumentality.

                  (b) There are no facts or circumstances known to FirstFederal that could reasonably be expected to give rise to any claim that would be required to be disclosed pursuant to clause (a) above.

         4.13 COMPLIANCE WITH LAWS. FirstFederal has complied with and is not in violation of, applicable federal, state, or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business, including without limitation the Real Estate Settlement Procedures Act, Fair Debt Collection Practices Act, Fair Credit Reporting Act, Equal Credit Opportunity Act, Truth in Lending Act, Occupational Safety and Health Act of 1970, the Fair Labor Standards Act of 1938, Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, Federal Age Discrimination in Employment Act of 1967, Consolidated Omnibus Budget Reconciliation Act of 1985, the Workers Adjustment and Retraining Notification Act of 1988, Civil Rights Act of 1991, Americans with Disabilities Act of 1991, the Family and Medical Leave Act of 1993, as all such have been amended, except which individually or in the aggregate do not and insofar as reasonably can be foreseen, in the future will not have a Material Adverse Effect on FirstFederal. Except as disclosed in Section 4.13 of the Disclosure Schedule, no investigation or review by any governmental entity with respect to FirstFederal outside the ordinary course of business and not generally applicable to entities engaged in the same business is pending or, to the knowledge of FirstFederal, threatened, nor has any governmental entity indicated an intention to conduct the same in each case other than those, the outcome of which will not have a Material Adverse Effect on FirstFederal.

         Further, neither FirstFederal nor any employee, officer, or director has knowingly engaged in any activity or knowingly omitted to take any action which, in any material way, has resulted or reasonably could be expected to result in the violation of (i) any local, state or federal law including without limitation the Bank Secrecy Act, the Community Reinvestment Act, applicable consumer protection and disclosure laws and regulations, including without limitation, Truth in Lending, Truth in Savings and similar disclosure laws and regulations, and equal employment and employment discrimination laws and regulations) or (ii) any regulation, order, injunction or decree of any court or governmental body, the violation of either of which could reasonably be expected to have a Material Adverse Effect on FirstFederal.

         4.14     BENEFIT PLANS.
                  -------------
                  (a) Section 4.14 of the Disclosure Schedule contains a true and complete list of all employee benefit plans within the meaning of
         Section 3(3) of ERISA ("Employee Benefit Plans"), whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to or obligated to form a fund by FirstFederal (FirstFederal shall include, for purposes of this Section 4.14 only, all employers, whether or not incorporated, which by reason of common control are treated together with FirstFederal as a single employer within the meaning of Code Section 414(b) and (c) since September 2, 1974.)

                  (b) FirstFederal does not maintain or contribute to any such employee benefit plan subject to ERISA which is not in substantial compliance with ERISA, or which has incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of ERISA, or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code. FirstFederal has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any employee benefit plan covering any employees of FirstFederal or ceased operations at any facility or withdrawn from such plan in a manner which could subject it to liability under Section 4062(e), 4063 or 4064 of ERISA, and knows of no facts or circumstances which might give rise to any liability of FirstFederal to the PBGC under Title IV of ERISA. FirstFederal has not incurred any withdrawal liability within the meaning of Sections 4201 and 4204 of ERISA, to any employee benefit plan which is a multiemployer plan (as defined in Section 4001 of ERISA), and no event has occurred, and there exists no condition or set of circumstances, which presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any multiemployer plan which could result in any liability to FirstFederal.

                  (c) Full payment has been made of all amounts which FirstFederal is required for any reason to have paid as contributions to any Employee Benefit Plan as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the final Closing Date. FirstFederal has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

                  (d) Each Employee Benefit Plan intended to be qualified under
         Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and nothing has occurred since the effective date of the last such determination which resulted in or is likely to result in the revocation of such determination.

                  (e) No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Benefit Plan and FirstFederal has not engaged in any transaction with respect to the Employee Benefit Plans which would subject FirstFederal to a tax, penalty or liability for prohibited transactions under ERISA or the Code nor have any of FirstFederal's directors, officers, or employees to the extent they or any of them are fiduciaries with respect to such plans, breached any of their responsibilities or obligations under Title I of ERISA.

                  (f) FirstFederal has furnished Summit with true and complete copies of: (i) all Employee Benefit Plans as in effect, together with all amendments thereto which will become effective at a later date;
         (ii) the most recent Internal Revenue Service determination letter issued with respect to each Employee Benefit Plan; and (iii) Form 5500 for the most recent completed fiscal year for each Employee Benefit Plan required to file such form.

                  (g) There are no material actions, suits or claims pending or threatened, against the Assets of any Employee Benefit Plan.

                  (h) The plans are qualified under Code Section 401 and the associated trust funds are exempt from tax under Code Section 501.

                  (i) Each Employee Benefit Plan which FirstFederal maintains has at all times been administered in material compliance with all applicable requirements of ERISA, including all reporting requirements, with respect to the Internal Revenue Service, the Department of Labor and the Pension Benefit Guaranty Corporation and including all disclosure requirements with respect to plan participants and beneficiaries.

                  (j) FirstFederal does not maintain nor is it under any obligation or duty to establish any type of post retirement benefit, medical, or life insurance plan for its employees.

         4.15 REAL PROPERTY. In addition to the representations and warranties contained in Section 4.16, FirstFederal hereby makes the following additional representations, warranties and covenants to and with Summit regarding the Real Property owned or leased by FirstFederal as listed on Section 4.15 of the Disclosure Schedule:

                  (a) Section 4.15(a) of the Disclosure Schedule contains a true and correct list of (i) each parcel of Real Property owned by FirstFederal, (ii) each parcel of Real Property leased by FirstFederal (as lessor or lessee), and (iii) all Liens relating to or affecting any parcel of Real Property owned by FirstFederal, and except as listed in
         Section 4.15(a) of the Disclosure Schedule, such Real Property owned by FirstFederal is free and clear of all Liens, encumbrances, security interests, pledges, equities, claims of others or restrictions whatsoever, except:

                         (i) Zoning and building ordinances and regulations
                    which do not prohibit or restrict the present use of the Real Property;

                         (ii) Real estate taxes and assessments, both general
                    and special, which may be a Lien but are not yet due and payable as of the Closing Date;

                         (iii) Easements, covenants, agreements, encumbrances,
                    conditions, reservations, restrictions of record or other exceptions affecting the real estate, if any, which are disclosed to Summit and approved in writing by Summit prior to the Closing Date.

         FirstFederal has adequate rights of ingress and egress with respect to such Real Property, buildings, structures, facilities, fixtures and other improvements. FirstFederal has not received any notice or has knowledge that the Real Property, as currently used by FirstFederal, is in violation of any applicable federal, state or local statute, ordinance, order, requirement, law, rule or regulation (including without limitation, building, zoning or Environmental Laws) affecting the Real Property, or that would have a Material Adverse Effect on the value of the Real Property or its continued operation and use in the ordinary course of business.

                  (b) The zoning of the Real Property permits the presently existing improvements and the conduct and continuation of the business presently being conducted on such Real Property.

                  (c) FirstFederal has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the Real Property leased by it for the full term of the lease thereof. Each lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of FirstFederal and of each other person that is a party thereto, and except as set forth in Section 4.15(c) of the Disclosure Schedule, there is no, and FirstFederal has not received notice of any default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. None of the leases will terminate or lapse by reason of the transactions contemplated by this Merger Agreement.

                  (d) Except as disclosed in Section 4.15(d) of the Disclosure Schedule, the improvements on the Real Property are structurally sound and in good operating condition and in a state of good maintenance and repair, are adequate and suitable for the purposes for which they are presently being used and, to the knowledge of FirstFederal, there are no condemnation or appropriation proceedings pending or threatened against any of such Real Property or the improvements thereon.

         4.16     ASSETS.  With respect to the Assets:

                  (a) Except as listed on Section 4.16(a) of the Disclosure Schedule, FirstFederal has not received any notice nor does it have any knowledge of any information that there has been any violation of any statute, law, ordinance, or regulation of any governmental entity affecting its Assets with respect to health, safety and environmental and pollution control, including the disposition of hazardous or toxic waste materials or emissions into the air, soil or water, or any form of contamination that would have a Material Adverse Effect on the value of the Assets or the continued use of the Assets by FirstFederal in the ordinary course of business.

                  (b) Except as provided in Section 4.16(b) of the Disclosure Schedule, FirstFederal has good and marketable title to the Assets, free and clear of all Liens, encumbrances, security interests, pledges, equities, claims of others or restrictions whatsoever.

                  (c) All equipment owned by FirstFederal is now in good working condition and, as of the Closing Date, will be in good working condition with no material defects other than those items identified to Summit in Section 4.16(c) of the Disclosure Schedule, and except as disclosed in Section 4.16(c) of the Disclosure Schedule, no expenditures in excess of $100,000.00 are planned for the routine, normal maintenance of such equipment. Except as stated in Section 4.16(c) of the Disclosure Schedule, no personal property used by FirstFederal in connection with its business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is other than in the possession and under the control of FirstFederal. The tangible personal property reflected in those Books and Records constitutes all such tangible personal property necessary for the conduct by FirstFederal of its business as now conducted.

         4.17 INTELLECTUAL PROPERTY. Except as previously disclosed, FirstFederal or a Subsidiary owns the entire right, title and interest in and to, or has valid licenses with respect to, all of the Intellectual Property necessary in all material respects to conduct the business and operations of FirstFederal and the FirstFederal Subsidiaries as presently conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on FirstFederal. None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would have a Material Adverse Effect on FirstFederal.

         4.18     CONTRACTS.

                  (a) Section 4.18(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of all Material Contracts of FirstFederal including, but not limited to, the following:

                         (i) Contracts and other agreements with any current or
                    former officer, director, shareholder, affiliate, employee, consultant, or agent;

                         (ii) Contracts with any person containing any provision
                    or covenant prohibiting or limiting the ability of FirstFederal to engage in any business activity or compete with any person, or prohibiting or limiting the ability of any person to compete with FirstFederal;

                         (iii) Contracts relating to the future disposition or
                    acquisition of any Assets, other than dispositions or acquisitions in the ordinary course of business consistent with past practice;

                         (iv) Contracts under which FirstFederal agrees to
                    indemnify any person;

                         (v) Contracts and other agreements relating to the
                    borrowing of money other than federally insured deposits, creation of Liens, issuance of letters of credit, or the guarantee of the payment of Liabilities or performance of obligations by FirstFederal;

                         (vi) Contracts and other agreements relating to
                    provision of services which are not cancelable without penalty in thirty (30) or fewer days notice;

                         (vii) powers of attorney;

                         (viii) other contracts and other agreements made
                    outside the ordinary course of business; and

                         (ix) all other contracts that involve the payment or
                    potential payment, pursuant to the terms of any such contract, by or to FirstFederal of more than $250,000 and cannot be terminated within 360 calendar days after giving notice of termination without resulting in any material cost or penalty to FirstFederal or any Subsidiary.

                  (b) Each Contract required to be disclosed in Section 4.18(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 4.18(b) of the Disclosure Schedule neither FirstFederal, nor, to the knowledge of FirstFederal, any other party to such Contract, is or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract). None of the Contracts disclosed in Section 4.18(a) of the Disclosure Schedule will terminate or lapse by reason of the transactions contemplated by this Merger Agreement.

                  (c) Except as disclosed in Section 4.18(c) of the Disclosure Schedule, FirstFederal is not a party to or bound by any Contract that has been or could reasonably be expected to have, individually or in the aggregate with any other such Contracts, a Materially Adverse Effect on FirstFederal.

                  (d) Except as disclosed in Section 4.18(d) of the Disclosure Schedule and any other Section of the Disclosure Schedule, there are no Contracts, commitments, leases, permits or other instruments necessary to hold the Assets by FirstFederal, as and where now held by FirstFederal, or to conduct the business of FirstFederal, as and where now operated by FirstFederal, or related to the operation or management of the Assets.

         4.19 POOLING OF INTERESTS. As of the date of this Merger Agreement, FirstFederal knows of no reason relating to it which would reasonably cause it to believe that the Merger will not qualify as a pooling of interests for financial accounting purposes.

         4.20 RESERVED.

         4.21 LICENSES.   Except as disclosed in Section 4.21 of the Disclosure
Schedule:

                         (i) FirstFederal owns or validly holds all Licenses
                    that are material to its business or operations;

                         (ii) each License of FirstFederal is valid, binding and
                    in full force and effect; and

                         (iii) FirstFederal has not received any notice that it
                    is in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

None of the Licenses of FirstFederal will terminate or lapse by reason of the transactions contemplated by this Merger Agreement.

         4.22 INSURANCE. To the best of FirstFederal's knowledge, FirstFederal has maintained and now maintains (i) insurance on all its Assets of a type customarily insured, covering property damage and loss of income by fire or other casualty including, but not limited to, occurrence- based general liability insurance, and (ii) adequate insurance protection against all Liabilities, claims and risks against which it is customary to insure. To the best of FirstFederal's knowledge after due inquiry, except as disclosed in
Section 4.22 of the Disclosure Schedule, there is no breach or default with respect to any material provision contained in any policy or binder described in this provision and there has not been any failure to give any notice or present any claim under any such policy or binder in due or timely fashion. There are no outstanding unpaid premiums, and there are no provisions for retrospective or retroactive premium adjustments except as set forth in Section 4.22 of the Disclosure Schedule, and FirstFederal has not received notice of any cancellations or nonrenewal or disallowance of any claims under any such policy or binder. Finally, except as disclosed in Section 4.22 of the Disclosure Schedule, there has not been any instance since the formation of FirstFederal where there has not been in full force and effect insurance policies providing the types of insurance as described above. The insurance coverage provided by the policies described in this section will not terminate or lapse by reason of the transactions contemplated by this Merger Agreement.

         4.23 BROKERS AND FINDERS. Neither FirstFederal nor any of its respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein.

         4.24 EMPLOYEES; LABOR RELATIONS.

                  (a) Section 4.24 of the Disclosure Schedule is a list of all severance contracts, employee handbooks or manuals, and settlements, bonus, stock option, medical, dental or legal reimbursement plans, or hospitalization or insurance plans, or other agreements or arrangements providing for employee remuneration to which FirstFederal is a party or by which FirstFederal is bound; all these contracts and arrangements are in full force and effect, and neither FirstFederal nor any other party is in default thereunder.

                  (b) Except as disclosed on Section 4.24 of the Disclosure Schedule, the employees of FirstFederal are not represented by any labor union, and FirstFederal is not and has not been involved in any representative election, negotiations of a labor agreement, labor dispute or grievance by any employee nor has it committed any act or taken any action which is claimed or charged to have constituted an unfair labor practice. There is no pending or threatened labor dispute, strike, or work stoppage affecting the business.

                  (c) Except as disclosed in the Disclosure Schedule, all employees of FirstFederal and its Subsidiaries are employed at will by FirstFederal or such Subsidiaries.

         4.25 HAZARDOUS SUBSTANCES. FirstFederal represents that, except as disclosed in Section 4.25 of the Disclosure Schedule: (i) none of the Real Property or property previously owned or occupied by FirstFederal or in which FirstFederal has or had any interest, legal or equitable, is contaminated with any hazardous substance; (ii) FirstFederal has, in compliance with all applicable laws of federal, state or local governments, arranged for the disposal of hazardous substances removed from the Real Property and any real property previously owned or occupied by FirstFederal or in which FirstFederal had any interest, legal or equitable through utilization of qualified licensed waste disposal transporters and receivers; (iii) FirstFederal has not caused and will not cause, and to the best of its knowledge, after diligent investigation and inquiry, there never has occurred, the release of any hazardous substance on the Real Property or any real property previously owned or occupied by FirstFederal or in which FirstFederal had any interest, legal or equitable; (iv) the Real Property or any real property previously owned or occupied by FirstFederal or in which FirstFederal had any interest, legal or equitable, is not subject to any federal, state or local "superfund" lien, proceedings, claim, liability or action; (v) FirstFederal is under no threat or likelihood thereof for the cleanup, removal, or remediation of any such hazardous substance from the Real Property or any real property previously owned or occupied by FirstFederal or in which FirstFederal had any interest, legal or equitable; (vi) there is no asbestos on the Real Property; (vii) there is no underground storage tank on the Real Property. The terms "hazardous substance," "release," and "removal" as used herein shall have the same meaning and definition as set forth in paragraphs (14), (22), and (23), respectively, of Title 42 U.S.C. Section 9601 provided, however, that the term "hazardous substance" as used herein also shall include "hazardous waste" as defined in paragraph (5) of 42 U.S.C. Section 6903 and "petroleum" as defined in paragraph (8) of 42 U.S.C. Section 6991. The term "superfund" as used herein means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, being Title 42 U.S.C. Section 9601, ET SEQ., as amended, and any similar state statute or local ordinance applicable to the property, including, without limitation, all rules and regulations promulgated, administered and enforced by any governmental agency or authority pursuant thereto. The term "underground storage tank" as used herein shall have the same meaning and definition as set forth in paragraph (1) of 42 U.S.C. Section 6991.

         There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, FirstFederal in relation to any property or facility now or previously owned or leased by FirstFederal which have not been delivered to Summit prior to the execution of this Merger Agreement.

         4.26 LOANS. Each loan reflected as an Asset in the FirstFederal Financial Statements (i) is evidenced by notes, agreements, or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on FirstFederal.

         4.27 AGREEMENTS WITH REGULATORS. FirstFederal is not a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental entity outside the ordinary course of business and not generally applicable to entities engaged in the same business, including, without limitation, cease and desist orders of any regulatory authority, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has FirstFederal been advised by any governmental entity that it is contemplating issuing, requiring, or requesting (or is considering the appropriateness of issuing, requiring or requesting) any such order, directive, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar undertaking. Except as set forth in Section 4.27 of the Disclosure Schedule, FirstFederal has not been cited in any compliance report to FirstFederal, as a result of an examination by any regulatory authority for (i) material violations, or (ii) violations with respect to which refunds or restitutions (which are material in amount to FirstFederal, taken as a whole) may be required.

         4.28 RESERVED.

         4.29 SECURITIES. The investment portfolios of Thrift Subsidiary consist of securities in marketable form. Except as disclosed in Section 4.29 of the Disclosure Schedule, since September 30, 1996, to the date hereof, Thrift Subsidiary has not incurred any unusual or extraordinary losses in its investment portfolio, and, except for events relating to the business environment in general, including market fluctuations, the executive officers of FirstFederal are not aware of any events which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the quality or performance of Thrift Subsidiary's investment portfolio on a consolidated basis.

         4.30 DISCLOSURE. To the best of FirstFederal's knowledge after due inquiry, all material facts relating to the business of FirstFederal have been disclosed to Summit in this Merger Agreement. No representation or warranty contained in this Merger Agreement, and no statement contained in the Disclosure Schedule or in any certificate, memorandum, list or other writing provided or furnished to Summit pursuant to any provision of this Merger Agreement (including without limitation the FirstFederal Financial Statements), by FirstFederal on its behalf, contains or will contain any untrue statement of a material fact or omits any material fact, the omission of which would be misleading.

                                   ARTICLE V
                                   ---------

                                   COVENANTS
                                   ---------

         5.1 SUMMIT'S COVENANTS. Summit Bancorp covenants and agrees with FirstFederal Financial that, at all times from and after the date of this Merger Agreement until the Effective Time, Summit will comply with all covenants and provisions of this Section 5.1, except to the extent FirstFederal Financial may otherwise consent in writing.

         5.1.1 ACCESS TO INFORMATION. FirstFederal and its counsel, accountants, and other representatives shall have full access during normal business hours to all Books and Records of Summit. Summit shall furnish to FirstFederal and its representatives all data and information concerning the business and Assets of Summit that may reasonably be requested. Further, during the period from the date of this Merger Agreement until the Effective Time each of Summit and FirstFederal will promptly notify the other of (i) any material change in the normal course of its business; (ii) any governmental complaints, investigations or hearings (or other communications indicating that the same may be contemplated), or receipt of any memorandum or understanding or cease and desist order from a regulatory authority; or (iii) the institution or threat of material litigation involving such parties and will keep the other party fully informed of such events. During such period, FirstFederal and Summit shall promptly provide the other with monthly unaudited financial statements as soon as they are available, and each shall promptly provide the other with copies of all the reports filed by it with any regulatory authority after the date of this Merger Agreement through the Effective Time. Each of Summit and FirstFederal agrees to keep the information contained in the monthly unaudited financial statements strictly confidential.

         5.1.2 CONDUCT OF BUSINESS. Summit shall carry on its business and activities diligently and in substantially the same manner as they previously have been carried out, and shall not make or institute any unusual or novel methods of management, accounting, or operation that will vary materially from those methods used by Summit as of the date of this Merger Agreement.

         5.1.3 CORPORATE MATTERS. Summit will not (i) amend its Articles of Incorporation, Code of Regulations or other charter documents, (ii) issue any shares of its capital stock, (iii) issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued, or transferred from treasury, or (iv) agree to do any of the acts listed above.

         5.1.4  DISTRIBUTION AND STOCK.  Summit shall not:

               (a) Declare, set aside, or pay any dividend, or authorize a stock split, or make any distribution in respect of its capital stock;

               (b) Directly or indirectly purchase, redeem, or otherwise acquire any shares of its capital stock except that Summit Bancorp shall be entitled to purchase its common stock for the purpose of making a contribution of such common stock to its 401(k) profit sharing plan provided that the cost of such common stock does not exceed $35,000;

               (c) Enter into any agreement obligating it to do any of the foregoing prohibited acts.

         5.1.5 INSURANCE. Summit will continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of its business. At the request of FirstFederal and at FirstFederal's sole expense, the amount of insurance against fire and other casualties which Summit carries on any of its properties or in respect of its operations shall be increased by such amount or amounts as FirstFederal shall specify.

         5.1.6 EMPLOYEES. Except as disclosed in the Disclosure Schedule or except in the ordinary course of business and consistent with past practice, Summit will not do, or agree to do, any of the following acts: (i) grant any increase in salaries or wages payable or to become payable to any officer, employee, sales agent, or representative, or (ii) increase benefits payable to any officer, employee, sales agent, or representative under any bonus or pension plan or other Contract or commitment.

         5.1.7 NEW BUSINESS. Summit will not, without FirstFederal's written consent, do or agree to enter into any Contract, commitment, or transaction not in the usual and ordinary course of business.

         5.1.8 AGREEMENTS. Except as disclosed in the Disclosure Schedule, Summit will not modify, amend, cancel, or terminate any of its existing Contracts, or agree to do any of those acts nor enter into any agreement to make, or become obligated to make, any capital expenditures in excess of $25,000; make, enter into or review any agreement for services to be provided to Summit Bancorp or Bank Subsidiary or permit the automatic renewal of any such agreement, except any agreement for services having a term of not more than three months or requiring the expenditure of not more than $25,000; apply to the appropriate regulatory authorities to establish a new branch office or expand any existing branch office; or acquire, become obligated to acquire, or enter into any agreement to acquire, any banking or non-banking company or any branch offices of any such companies.

         5.1.9 BOOKS AND RECORDS. Except to the extent required by applicable law, Summit shall: (i) cause Summit's Books and Records to be maintained in the usual, regular and ordinary manner, and (ii) not permit any material change in any pricing, investment, hedging, accounting, financial or managerial accounting or reporting, credit or allowance or in any method of calculating any contingency or other reserve of Summit Bancorp or any Subsidiary for accounting, financial reporting or tax purposes.

         5.1.10 COMPLIANCE WITH LAWS. Summit shall comply, in all material respects, with all laws, rules, regulations, and Orders applicable to the business of Summit and promptly, following receipt thereof, give FirstFederal copies of any notice received alleging any violation of any such law or Order.

         5.1.11 SHAREHOLDERS' MEETING. Summit Bancorp, after consultation with FirstFederal, will take all action necessary to call and hold its annual or a special meeting of its shareholders for the purpose of approving this Merger Agreement, and any other documents or actions necessary to the consummation of the Merger provided for herein pursuant to law. Subject only to (i) Summit Bancorp's Board of Directors' review of FirstFederal Financial's Registration Statement to be filed with the SEC described in this subparagraph and its reasonable satisfaction with the information set forth therein and (ii) the exercise of their fiduciary duties, the Board of Directors of Summit Bancorp intends to inform the shareholders of Summit Bancorp in the proxy materials relating to the annual or special meeting that a majority of directors of Summit Bancorp intend to vote all shares of Summit Common Stock which they own of record or have voting control over in favor of approving this Merger Agreement and any such other necessary documents or actions, and the requisite number of directors under Summit's Articles will recommend approval of this Merger Agreement to the other shareholders of Summit Bancorp. Summit shall cooperate with FirstFederal in the preparation of such proxy materials which shall be included and filed with, as a part of, FirstFederal Financial's Registration Statement filed with the SEC for the registration of the Shares. Neither Summit nor its officers, directors, and representatives will, without FirstFederal's prior written consent, send or deliver any written communications to Summit Bancorp's shareholders in their role as shareholders.

         5.1.12 SOLICITATIONS. Summit shall not, directly or indirectly, and shall cause their respective executive officers, directors, employees, agents and advisors not to, directly or indirectly, solicit or initiate any proposals or offers from any person, or discuss or negotiate with any such person, relating to any acquisition or purchase of all or a material amount of the assets of, or any equity securities of, or any merger, consolidation, or business combination with, Summit Bancorp or the Bank Subsidiary (such transactions are referred to herein as "Acquisition Transactions"), provided, however, that nothing contained in this Section shall prohibit (i) Summit Bancorp or the Bank Subsidiary, as the case may be, from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited proposal of an Acquisition Transaction if and to the extent that (a) the Board of Directors of Summit Bancorp, after consultation with and based upon the written advice of legal counsel, determines in good faith that such action is required for the directors of Summit Bancorp to fulfill their fiduciary duties and obligations to the Summit Bancorp stockholders and other constituencies under OGCL, taking into consideration the bidding procedures engaged in connection with the transactions contemplated hereby and (b) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Summit Bancorp provides immediate written notice to FirstFederal to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, or (ii) the Board of Directors of Summit Bancorp from failing to make, withdrawing or modifying its recommendation referred to in Section 5.11 following receipt of a proposal for an Acquisition Transaction if the Board of Directors of Summit Bancorp, after consultation with and based upon the written advice of legal counsel, determines in good faith that such action is required for the directors of Summit Bancorp to fulfill their fiduciary duties and obligations to the Summit Bancorp stockholders and other constituencies under Ohio law, taking into consideration the bidding procedures engaged in connection with the transactions contemplated hereby.

         5.1.13   BREAK-UP FEE.

                  (a) Summit Bancorp shall pay FirstFederal a fee of $750,000 promptly following termination of this Merger Agreement after the first to occur of any of the following events:

                           (i) (A) the shareholders of Summit Bancorp shall not have approved the Merger on or before September 30, 1997 if, prior thereto or the termination date of this Merger Agreement, whichever is earlier, FirstFederal is not in breach of its material obligations, and (B) any person (other than FirstFederal Financial or any affiliate of FirstFederal Financial or any person or entity acting in concert with FirstFederal Financial or such affiliate (a "FirstFederal Entity")) shall have "commenced" (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) a tender offer or exchange offer to purchase shares of Summit Common Stock such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined below) or the right to acquire Beneficial Ownership of twenty-five percent (25%) or more of the voting power of Summit and (C) within twelve (12) months after the earliest of the date of Summit Bancorp shareholders' meeting at which the Merger is submitted for approval and voted upon, the date this Agreement is terminated or September 30, 1997, any person (other than a FirstFederal Entity) shall have entered into a written understanding in principle or an agreement to consolidate or merge with Summit, to acquire all or substantially all of Summit's assets or stock, or to engage in a similar transaction;

                           (ii) (A) if, prior to the termination date of this Merger Agreement, FirstFederal Financial is not in breach of its obligations hereunder, and any person (other than a FirstFederal Entity) shall have acquired Beneficial Ownership or the right to acquire Beneficial Ownership of twenty-five percent (25%) or more of the voting power of Summit and (B) within twelve (12) months after the earliest of the date of Summit Bancorp's shareholders' meeting at which the Merger is submitted for approval and voted upon, the date this Merger Agreement is terminated or September 30, 1997, any person (other than a FirstFederal Entity) shall have entered into a written understanding in principle or an agreement to consolidate or merge with Summit, to acquire all or substantially all of Summit's assets or stock, or to engage in a similar transaction;

                           (iii) (A) the shareholders of Summit Bancorp shall not have approved the Merger on or before September 30, 1997, if, prior thereto or the termination date of this Merger Agreement, whichever is earlier, FirstFederal Financial is not in breach of its obligations hereunder, and (B) subsequent to the date hereof any person (other than a FirstFederal Entity) shall have publicly announced a bona fide interest in (x) acquiring
                          Summit by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction or (y) making an offer described in clause
                          (i) above and in either such case, within twelve (12) months after the earlier of the date of Summit Bancorp shareholders' meeting at which the Merger is submitted for approval and voted upon or September 30, 1997, such person (other than a FirstFederal Entity) shall have entered into a written understanding in principle or an agreement to consolidate or merge with Summit, to acquire all or substantially all of Summit's assets or stock, or to engage in a similar transaction;

                           (iv) (A) the shareholders of Summit Bancorp shall not have approved the Merger on or before September 30, 1997, if, prior thereto or the termination date of this Merger Agreement, whichever is earlier, FirstFederal Financial is not in breach of its obligations hereunder, and (B) any person, with respect to Summit Common Stock, shall have publicly solicited proxies or written consents or become a "participant" in any "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the Merger and within twelve (12) months after the earlier of the date of Summit Bancorp's shareholders' meeting at which the Merger is submitted for approval and voted upon or September 30, 1997, such person (other than a FirstFederal Entity) shall have entered into a written understanding in principle or an agreement to consolidate or merge with Summit, to acquire all or substantially all of Summit's assets or stock, or to engage in a similar transaction;

                           (v) unless FirstFederal Financial is in breach of its obligations hereunder, the Board of Directors of Summit Bancorp, other than as required in the exercise of its fiduciary duties (as determined in good faith by such directors), fails to make, withdraws, or modifies in a manner adverse to FirstFederal Financial, its recommendation that shareholders of Summit Bancorp vote to approve the Merger before the date of Summit Bancorp's shareholders' meeting at which the Merger is to be submitted for approval and voted upon and where Summit Bancorp has not terminated this Merger Agreement pursuant to the provisions of Section
                           5.1.11 hereof; or

                          (vi) unless FirstFederal Financial is in breach of its obligations hereunder, at or prior to Summit Bancorp's shareholders' meeting at which the Merger is submitted for approval and voted upon or prior to the termination date of this Agreement, whichever is earlier, a person (other than a FirstFederal Entity) enters into a written understanding in principle or an agreement to consolidate or merge with Summit, to acquire all or substantially all of Summit's assets or to engage in a similar transaction.

                          (b) As used in this Section, Beneficial Ownership
             shall have the meaning ascribed to it in Rule 13d-3 under the Exchange Act.

         5.1.14 CONFIDENTIALITY. Except as may be required by law, Summit agrees that unless and until the Closing has been consummated, Summit, its officers, directors, and other representatives, will hold in strict confidence and will not use to the detriment of FirstFederal any data or information contained in connection with this transaction or Merger Agreement with respect to FirstFederal's business. If the transactions contemplated by this Merger Agreement are not consummated, Summit will return to FirstFederal all such data and information that FirstFederal may reasonably request that was made available to Summit in connection with this transaction.

         5.1.15 RESTRICTED STOCK. Prior to the Closing Date but subsequent to both Regulatory Approval, and approval of this Merger Agreement by Summit's shareholders; Summit Bancorp shall (i) take all action necessary to cause the release and lapse of the restrictions set forth in the Restricted Stock Award Agreement dated August 15, 1996, by and between Summit Bancorp and David C. Vernon ("Vernon") on the restricted Summit Common Shares owned by Vernon; and
(ii) notwithstanding any other provision to the contrary, pay a bonus to Vernon in an amount not greater than $290,000 (the total local, state and federal income and related withholding taxes payable by Vernon as a result of the inclusion in his gross income of amounts attributable to the lapse of the restrictions set forth in the Restricted Stock Award Agreement). In the event the bonus is to be greater than $290,000, Summit Bancorp shall request that FirstFederal Financial provide written consent prior to the authorization or payment of such bonus.

         5.2 FIRSTFEDERAL'S COVENANTS. FirstFederal Financial covenants and agrees with Summit Bancorp that, at all times from and after the date of this Merger Agreement until the Effective Time, FirstFederal will comply with all covenants and provisions of this Section 5.2, except to the extent Summit Bancorp may otherwise consent in writing.

         5.2.1 LISTING. FirstFederal Financial will file the appropriate form with the National Association of Securities Dealers, Inc. ("NASD") at the time prescribed by applicable rules and regulations. In addition, FirstFederal Financial will use its best efforts to maintain its listing on Nasdaq.

         5.2.2  RESERVED.

         5.2.3 EMPLOYEE BENEFIT PLANS. All Bank Subsidiary's employees retained by FirstFederal shall receive the standard package of FirstFederal employee welfare benefits which are in place throughout the FirstFederal holding company system. These benefits include group health and major medical insurance, group life insurance, and profit sharing participation, and other customary benefits. Summit's employees shall be entitled to participate immediately following the Closing Date in all employee benefit plans sponsored by FirstFederal on the same terms and to the same extent as similarly situated employees. Such employees shall receive credit for their period of service to Summit for purposes of determining participation and vesting in all FirstFederal employee benefit plans. An employee's entitlement to benefits under such FirstFederal plans shall be subject to the limits set out in Section 415 of the Code.

         5.2.4 CONFIDENTIALITY. Except as may be required by law, FirstFederal agrees that unless and until the Closing has been consummated, FirstFederal, its officers, directors, and other representatives, will hold in strict confidence and will not use to the detriment of Summit any data or information obtained in connection with this transaction or Merger Agreement with respect to Summit's business. If the transactions contemplated by this Merger Agreement are not consummated, FirstFederal will return to Summit all such data and information that Summit may reasonably request that was made available to FirstFederal in connection with this transaction.

         5.3 MUTUAL COVENANTS. Summit Bancorp and FirstFederal Financial covenant and agree with each other that, at all times from and after the date of this Merger Agreement until the Effective Time, each will comply with all covenants and provisions of this Section 5.3, except to the extent the other party may otherwise consent in writing.

         5.3.1 POOLING OF INTEREST.

                  (a) The merger between Summit Bancorp and FirstFederal Financial is intended to be structured to qualify for treatment under present accounting rules as a pooling of interests, and Summit and FirstFederal agree to take no action which would disqualify this treatment under GAAP.

                  (b) Consistent with GAAP, Summit Bancorp agrees that, on or before the Effective Time, based on a review of Bank Subsidiary's loan losses, current classified assets and commercial, multi-family and residential mortgage loans, Summit will work with FirstFederal with a goal of establishing collection procedures, internal valuation reviews, credit policies and practices and general valuation allowances which are consistent with guidelines used within the FirstFederal holding company system to the extent permitted by law and consistent with the fiduciary duties of the directors and other officers of Summit Bancorp and Bank Subsidiary at such times as reasonably requested by FirstFederal; provided, however, that neither Summit Bancorp nor Bank Subsidiary shall be obligated to make any such changes or adjustments until the following conditions have been satisfied: (i) each of the conditions precedent to Closing specified in Articles VI and VII of this Agreement shall have been satisfied and (ii) FirstFederal Financial shall certify to Summit Bancorp in writing that, as of the date as of which such request is being made, FirstFederal is aware of no facts or circumstances which would permit FirstFederal to terminate this Agreement pursuant to Article XI of this Merger Agreement. FirstFederal shall provide such assistance and direction to Summit as is necessary in conforming to such policies, practices and procedures.

                (c) FirstFederal and Summit shall cooperate and use their best efforts to identify those persons who may be deemed to be "affiliates" of FirstFederal or Summit within the meaning of Rule 145 promulgated by the SEC under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment. FirstFederal and Summit shall use its respective best efforts to cause each person so identified to deliver to FirstFederal or Summit, as the case may be, no later than 30 days prior to the Effective Time, a written agreement (which agreement shall be mutually satisfactory to counsel for FirstFederal and Summit). Shares of FirstFederal Common Stock issued to such FirstFederal and Summit affiliates in exchange for Summit Common Stock or previously owned by them shall not be transferable until such time as financial results covering at least 30 days of combined operations of FirstFederal Financial and Summit Bancorp have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting

         Policies, regardless of whether each such affiliate has provided the written agreement referred to in this section.

                  (d) FirstFederal Financial shall use its best efforts to publish no later than ninety (90) days after the end of the first month after the Effective Time in which there are at least thirty (30) days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

         5.3.2 PROXY STATEMENT; REGISTRATION STATEMENT. As promptly as practicable after the date hereof, Summit and FirstFederal shall cooperate in the preparation of the proxy statement to be mailed to the shareholders of Summit Bancorp in connection with the Merger and the transactions contemplated hereby and to be filed by FirstFederal Financial as part of the Registration Statement. FirstFederal will advise Summit, promptly after it receives notice thereof, of the time when the Registration Statement or any post-effective amendment thereto has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of qualification of the FirstFederal Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. FirstFederal shall take all actions necessary to register or qualify the shares of FirstFederal Common Stock to be issued in the Merger pursuant to all applicable state "blue sky" or securities laws and shall maintain such registrations or qualifications in effect for all purposes hereof.

         5.3.3 DISCLOSURE. None of the information supplied by Summit for inclusion in the proxy statement or in the Registration Statement, will, in the case of the proxy statement or any amendments thereof, at the time of the Summit Bancorp shareholders' meetings or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.3.4 APPLICATIONS. As promptly as practicable after the date hereof, Summit and FirstFederal shall cooperate in the preparation and submission of any requisite applications for prior approval of the transactions contemplated herein, including applications and/or notices from the Office of Thrift Supervision, Office of Comptroller of the Currency, Federal Reserve Board, Department of Justice, and the Ohio Department of Commerce, Division of Financial Institutions, as may be appropriate, and each of the parties hereto shall, and they shall cause their respective Subsidiaries to, submit any applications, notices or other filings to any other state or federal government agency, department or body, the approval of which is required for consummation of the Merger. FirstFederal Financial and Summit Bancorp each represents and warrants to the other that all information concerning it and its directors, officers, shareholders and Subsidiaries included (or submitted for inclusion) in any such application and furnished by it shall be true, correct and complete in all material respects. Further, each party shall provide such information and communication as may be requested as part of such filings as promptly as possible and shall cooperate with each other in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Merger Agreement commenced by any regulatory authority.

         5.3.5 MUTUAL INDEMNITY. FirstFederal Financial and Summit Bancorp shall each indemnify and hold the other harmless for any claim, liability or expense (including reasonable attorneys' fees) arising from a misstatement or omission in the applications submitted to regulatory agencies for approval of the transaction contemplated by this Merger Agreement relating to the indemnifying party which is based or made in reliance upon any representation, warranty, or covenant of such party in this Merger Agreement or any certification, document, or other information furnished or to be furnished by such party pursuant to this Merger Agreement. From and after the Closing Date, this section shall be of no further force or effect.

         5.3.6 BEST EFFORTS.

                  (a) FirstFederal Financial and Summit Bancorp shall each use its best efforts in good faith, and each of them shall cause its Subsidiaries to use their best efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Sections 5.3.2 and 5.3.4 above, and
         (ii) take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Merger at the earliest possible date, including, without limitation (1) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required for consummation of the transactions contemplated hereby, provided that Summit Bancorp shall not agree to make any payments or modifications to agreements in connection therewith without the prior written consent of FirstFederal Financial, which consent shall not be unreasonably withheld and (2) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take or fail to take, or cause or permit its Subsidiaries to take or fail to take, or to the best of its ability permit to be taken or omitted to be taken by any third persons, any action that would substantially impair the prospects of completing the Merger pursuant to this Merger Agreement, that would materially delay such completion, or that would adversely affect the qualification of the Merger for pooling of interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Code. In the event that either party has taken any action, whether before, on or after the date hereof, that would adversely affect such qualification, each party shall take such action as the other party may reasonably request to cure such effect to the extent curable without a Material Adverse Effect on either of the parties within 30 days of such request.

                  (b) Summit Bancorp shall give prompt notice to FirstFederal Financial, and FirstFederal Financial shall give prompt notice to Summit Bancorp, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date and (ii) any material failure of FirstFederal or Summit, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy such failure.

                  (c) Each party shall provide and shall request its auditors to provide the other party with such historical financial information regarding it (and related audit reports and consents and certificates) as the other party may reasonably request for any securities disclosure purposes.

         5.3.7 DELIVERY OF SUPPLEMENTS TO DISCLOSURE SCHEDULES. Five (5) business days prior to the Effective Time, each party will supplement or amend its Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Merger Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule.

                                   ARTICLE VI
                                   ----------
               CONDITIONS PRECEDENT TO FIRSTFEDERAL'S PERFORMANCE
               --------------------------------------------------
         The obligations of FirstFederal Financial under this Merger Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Article VI. FirstFederal Financial may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by FirstFederal Financial of any of its other rights or remedies, at law or in equity, if Summit Bancorp shall be in default of any of its representations, warranties, or covenants under this Merger Agreement.

         6.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Summit Bancorp contained in this Merger Agreement were true when made in all material respects, and shall be true in all material respects as of the Closing Date (after giving effect to any changes contemplated or provided for in this Merger Agreement) with the same force and effect as if made at and as at the time of the Closing Date, except for breaches of representations and warranties which would not have or would not reasonably be expected to have a Material Adverse Effect on Summit, and Summit Bancorp shall deliver at Closing a written certification thereof.

         6.2 PERFORMANCE OF SUMMIT. Summit Bancorp shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Merger Agreement to be performed or complied with by it on or before the Closing Date, except for breaches of obligations which would not have, or would not reasonably be expected to have, any Material Adverse Effect on Summit.

         6.3 NO MATERIAL CHANGES. During the period from September 30, 1996, to the Closing Date, there shall not have been any material adverse change in the Business or Condition of Summit, and Summit shall not have sustained any material loss or damage to its Assets, whether or not insured, that has a Material Adverse Effect on Summit.

         6.4 CORPORATE APPROVAL. The execution and delivery of this Merger Agreement by Summit Bancorp and the performance of its covenants and obligations under it shall have been duly authorized by all necessary corporate and shareholder action, and FirstFederal Financial shall have received copies of all resolutions pertaining to that authorization certified by the Secretary of Summit Bancorp.

         6.5 CONSENTS. All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this Merger Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by Summit Bancorp and delivered to FirstFederal Financial.

         6.6 EMPLOYMENT AGREEMENTS. The Employment Agreements with David C. Vernon and Jon W. Park in the form set forth in Exhibits A-1 and A-2, dated the Closing Date, shall have been executed and delivered by the parties as called for therein.

         6.7 OPINION OF COUNSEL. FirstFederal Financial shall have received the opinion of Brouse & McDowell, counsel to Summit, dated the Closing Date, substantially in the form and to the effect of Exhibit E hereto, and to such further effect as FirstFederal Financial may reasonably request.

         6.8 FIRSTFEDERAL'S DUE DILIGENCE. Based upon FirstFederal's due diligence from the date of the execution of this Merger Agreement to the Closing Date, FirstFederal has not discovered any material misrepresentation or breach of warranty or any other matters not adequately disclosed on the Disclosure Schedule, that would have a Material Adverse Effect on Summit.

         6.9 REGULATORY APPROVAL.

         (a) FirstFederal shall have received all regulatory approvals required or deemed necessary in connection with the transactions contemplated by this Merger Agreement, all notice periods and waiting periods required after the granting of any such approvals shall have passed and all conditions contained in any such approval required to have been satisfied prior to consummation of such transactions shall have been satisfied, provided, however, that no such approval shall have imposed any condition or requirement which, in the reasonable opinion of the Board of Directors of FirstFederal Financial so materially and adversely affects the anticipated economic and business benefits to FirstFederal, of the transactions contemplated by this Agreement as to render consummation of such transaction inadvisable;

         (b) The Registration Statement (including any post-effective amendment thereto) shall be effective under the Securities Act, and no proceeding shall be pending or to the knowledge of FirstFederal threatened by the SEC to suspend the effectiveness of such Registration Statement, and FirstFederal shall have received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of an exemption from registration requirements as may be necessary.

         6.10 POOLING OF INTEREST. FirstFederal Financial shall have received a letter from KPMG Peat Marwick, LLP, FirstFederal Financial's independent public accountants, to the effect that the Merger will qualify for pooling of interest accounting treatment.

         6.11 ACCOUNTANT'S LETTERS. FirstFederal Financial shall have received from Crowe, Chizek and Company letters dated not more than five days prior to
(i) the effective date of the Registration Statement and (ii) the Closing Date, with respect to certain financial information regarding Summit, each in form and substance which is customary in transactions of the nature contemplated by this Agreement.

         6.12 BANK SUBSIDIARY BOARD OF DIRECTORS. Bank Subsidiary's Board of Directors will appoint to the Bank Subsidiary's Board of Directors at the Effective Time two individuals to be recommended by FirstFederal Financial but subject to the approval of the Bank Subsidiary's Board of Directors.

         6.13 OFFICER'S CERTIFICATES. Summit Bancorp shall deliver at Closing an officer's certificate to the effect that all conditions precedent to FirstFederal Financial's performance have been met or waived and that all action required to be taken by Summit to consummate the transactions contemplated herein has been taken.

                                   ARTICLE VII
                                   -----------
                       CONDITIONS TO OBLIGATIONS OF SUMMIT
                       -----------------------------------
         The obligations of Summit Bancorp hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Summit Bancorp in its sole discretion):

         7.1 FIRSTFEDERAL'S WARRANTIES. All representations and warranties by FirstFederal Financial contained in this Merger Agreement or in any written statement delivered by FirstFederal Financial under this Merger Agreement shall be true in all material respects on and as of the Closing as though such representations and warranties were made on and as of that date, except for breaches of representations and warranties which would not or would not reasonably be expected to have a Material Adverse Effect on FirstFederal.

         7.2 FIRSTFEDERAL'S PERFORMANCE. FirstFederal Financial shall have performed and complied with all covenants and agreements, satisfied all conditions that it is required by this Merger Agreement to perform, comply with, or satisfy, before or at the Closing Date, except for breaches of obligations which would not have, or would not reasonably be expected to have, any Material Adverse Effect on FirstFederal.

         7.3 OPINION OF FIRSTFEDERAL'S COUNSEL. FirstFederal Financial shall have furnished Summit Bancorp with an opinion, dated the Closing Date, of Critchfield, Critchfield & Johnston, Ltd., counsel for FirstFederal, in form and substance as set forth in Exhibit F.

         7.4 CORPORATE APPROVAL. The Board of Directors of FirstFederal Financial shall have duly authorized and approved the execution and delivery of this Merger Agreement and all corporate action necessary or proper to fulfill the obligations of FirstFederal Financial to be performed under this Merger Agreement on or before the Closing Date.

         7.5 EMPLOYMENT AGREEMENTS. The Employment Agreement with Jon W. Park in the form set forth in Exhibit A-2 dated the Closing Date, shall have been executed and delivered by FirstFederal Financial.

         7.6 FIRSTFEDERAL BOARD OF DIRECTORS. FirstFederal Financial's Board of Directors will appoint or nominate to the FirstFederal Financial Board of Directors at the Effective Time, David C. Vernon.

         7.7 FAIRNESS OPINION. Summit Bancorp shall have received from McDonald a written fairness opinion, dated on or about the date on which the proxy statement is distributed to Summit Bancorp's stockholders, to the effect that the Exchange Ratio is fair to Summit Bancorp's stockholders from a financial point of view.

                                  ARTICLE VIII
                                  ------------
                                   THE CLOSING
                                   -----------
         8.1 TIME AND PLACE. The Closing shall occur at 10:00 a.m. at the offices of Critchfield, Critchfield & Johnston, as promptly as practicable after the date on which all of the conditions set forth in Articles VI and VII are satisfied or duly waived, or at such other time and place and on such other date as the parties hereto may agree.

         8.2 CLOSING ESCROW. All documents to be delivered by Summit Bancorp shall be delivered to counsel for FirstFederal in escrow and such documents shall not be released by counsel for FirstFederal until receiving written authorization from counsel for Summit. All documents to be delivered by FirstFederal Financial to Summit shall be delivered to counsel for Summit in escrow and not be released by counsel for Summit until receiving written authority from counsel for FirstFederal.

                                   ARTICLE IX
                                   ----------
                               COSTS AND PUBLICITY
                               -------------------
         9.1 EXPENSES. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiation and preparation of this Merger Agreement and in closing and carrying out the transactions contemplated by this Merger Agreement provided that Summit shall not incur any such costs and expenses in excess of $150,000 in the aggregate; excluding therefrom the fee payable to McDonald as more fully disclosed in Section 3.23 hereof.

         9.2 PUBLICITY. All notices to third parties, employees of Summit and FirstFederal and all other publicity concerning the transactions contemplated by this Merger Agreement shall be jointly planned and coordinated by and between FirstFederal Financial and Summit Bancorp. None of the parties shall act unilaterally in this regard without the prior written approval of the others; however, this approval shall not be unreasonably withheld.

                                    ARTICLE X
                                    ---------
                          FORM OF AGREEMENT AND PARTIES
                          -----------------------------
         10.1 HEADINGS. The subject headings of the paragraphs and subparagraphs of this Merger Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         10.2 MODIFICATION AND WAIVER. This Merger Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Merger Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Merger Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         10.3 COUNTERPARTS. This Merger Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.4 RIGHTS OF PARTIES. Nothing in this Merger Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Merger Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Merger Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Merger Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Merger Agreement.

         10.5 ASSIGNMENT. Neither Summit Bancorp nor FirstFederal Financial may assign its rights or obligations under this Merger Agreement.

                                   ARTICLE XI
                                   ----------

                                   TERMINATION
                                   -----------

         11.1 TERMINATION. This Merger Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

                  (a) By the vote of a majority of the Board of Directors of each of FirstFederal and Summit;

                  (b) By the vote of a majority of the Board of Directors of either FirstFederal or Summit if the Merger shall not have been consummated on or before July 31, 1997, unless the failure to consummate by such date is related to the action or inaction of the regulatory authorities, and such action or inaction is not directly related to either FirstFederal's or Summit's breach of their respective obligations under Articles III and IV;

                  (c) By the vote of a majority of the Board of Directors of either FirstFederal or Summit if any regulatory agency has denied approval of the Merger and neither Summit nor FirstFederal has timely filed a request for a reconsideration or a petition seeking review of such order;

                  (d) At any time before the Closing, by Summit, in the event of the occurrence of a Material Adverse Impact of FirstFederal if FirstFederal fails to cure such Material Adverse Impact thirty (30) days following notification thereof by Summit;

                  (e) At any time before the Closing, by FirstFederal, in the event of the occurrence of a Material Adverse Impact of Summit if Summit fails to cure such Material Adverse Impact within thirty (30) days following notification thereof by FirstFederal;

                  (f) At any time after September 30, 1997, by Summit or FirstFederal, upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Merger Agreement by the terminating party;

                  (g) By either party if any bona fide action or proceeding shall be pending against either party on the Closing Date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Merger Agreement;

                  (h) By FirstFederal after Regulatory Approval if the conditions precedent to FirstFederal's obligation to close as contained in Article VI have not been satisfied or waived;

                  (i) By Summit after Regulatory Approval if the conditions precedent to Summit's obligation to close as contained in Article VII have not been satisfied or waived;

                  (j) By Summit if all of the following occur: (i) the FirstFederal Share Price Change is greater than 15%; (ii) the FirstFederal Share Price Change is greater than the SNL Share Price Change by more than .1%; and (iii) the FirstFederal Share Price Change is a positive number.

         11.2 EFFECT OF TERMINATION. If this Merger Agreement is validly terminated pursuant to Section 11.1, this Merger Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Summit or FirstFederal (or any of their respective officers, directors, employees, agents or other representatives of Affiliates), except as provided in the next succeeding sentence and except that the provisions of the Confidentiality Agreements entered into by Summit and FirstFederal on December 13, 1996, and November 27, 1996, respectively, will continue to apply following any such termination. Notwithstanding any other provision in this Merger Agreement to the contrary, upon termination of this Merger Agreement pursuant to
Section 11.1, Summit will remain liable to FirstFederal for any breach of this Merger Agreement by Summit existing at the time of such termination, and FirstFederal will remain liable to Summit for any breach of this Merger Agreement by FirstFederal existing at the time of such termination, and Summit or FirstFederal may seek such remedies, including damages, and fees of attorneys and investment bankers, against the other with respect to any such breach as are provided in this Merger Agreement or as are otherwise available at law or in equity.

                                   ARTICLE XII
                                   -----------

                                  MISCELLANEOUS
                                  -------------

         12.1 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

         If to FirstFederal, to:

         FirstFederal Financial Services Corp
         135 E. Liberty St.
         Wooster, OH  44691
         Facsimile No.:  (216) 262-1057
         Attn: Gary G. Clark, Chief Executive Officer

         with a copy to:

         Critchfield, Critchfield & Johnston, Ltd.
         225 N. Market Street
         Wooster, OH  44691
         Facsimile No.:  (216) 263-9278
         Attn:  Daniel H. Plumly

         If to Summit, to:

         Summit Bancorp
         2680 West Market Street
         Akron, OH 44333
         Attn: David C. Vernon

         with a copy to:

         Brouse & McDowell
         500 First National Tower
         Akron, OH 44308-1471
         Facsimile No.:  (330) 253-8601
         Attn: Jerry F. Whitmer

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmissions to the facsimile number as provided in this Section, be deemed given after receipt of confirmation of such transmission, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given within three days following the mailing thereof. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         12.2 ENTIRE AGREEMENT. This Merger Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, including without limitation that certain letter of interest from FirstFederal Financial to Summit Bancorp dated December 4, 1996, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

              12.3 COSTS. If any legal action or other proceeding is brought for the enforcement of this Merger Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Merger Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

              12.4 FAIR INTERPRETATION. Every covenant, term, and provision of this Merger Agreement shall be construed simply according to its fair meaning and not strictly for or against either party.

              12.5 SEVERABILITY. Every provision of this Merger Agreement is intended to be severable. If any term or provision thereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Merger Agreement.

              12.6 EFFECT OF CLOSING. No representations, warranties, covenants, and agreements of the parties contained in this Merger Agreement shall survive the Closing.

              12.7 GOVERNING LAW. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

                   [Balance of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, this Merger Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                        FIRSTFEDERAL FINANCIAL SERVICES
                                        CORP

                                         By  /s/ Gary G. Clark
                                           ------------------------------------
                                           Name: Gary G. Clark
                                           Title:  Chief Executive Officer



                                         SUMMIT BANCORP

                                         By  /s/ David C. Vernon
                                           ------------------------------------
                                           Name: David C. Vernon
                                           Title: Chairman of the Board,
                                                  President and Chief Executive
                                                  Officer

                                   EXHIBIT A-1
                                   -----------

                              EMPLOYMENT AGREEMENT
                              --------------------


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into this ___ day of ______________, 1997, by and between SUMMIT BANK, a bank chartered under the laws of the State of Ohio ("Summit"), a subsidiary of FirstFederal Financial Services Corp (the "Company"), and DAVID C. VERNON (the "Executive"), effective for all purposes and in all respects at the Closing as such term is defined in the Agreement of Affiliation and Plan of Merger dated December __, 1996, by and between the Company and Summit Bancorp (the "Merger Agreement").

         WHEREAS, prior to Closing, Executive was Chairman of the Board, Chief Executive Officer, President, and a member of the Board of Directors of Summit;

         WHEREAS, as a result of the Merger Agreement, Company is acquiring all of the issued and outstanding capital stock of Summit;

         WHEREAS, Executive has unique talents and experience which are of value to Summit;

         WHEREAS, Summit desires to employ Executive in the capacity of Chairman of the Board, Chief Executive Officer, and President of Summit on and after the Closing on the terms and conditions set forth herein;

         WHEREAS, Executive desires to be employed by Summit in the aforesaid capacity; and

         WHEREAS, Executive and Summit desire to set forth in writing the terms and conditions of their agreements and understandings.

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound, agree as follows:

         1. TERM. The term of this Agreement shall be a period of five (5) years commencing on the Closing Date (the "Commencement Date"), subject to earlier termination as provided herein. Beginning on the fifth anniversary of the Commencement Date, and on each anniversary thereafter, the term of this Agreement shall be extended for a period of one year, PROVIDED THAT neither the Executive nor Summit has given notice to the other in writing at least 90 days prior to such anniversary that the term of this Agreement shall not be extended further. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms.

         2. EMPLOYMENT. The Executive is employed as the Chairman of the Board, Chief Executive Officer, and President of Summit. As Chairman of the Board, Chief Executive Officer, and President, Executive shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, including but not limited to such duties and responsibilities as set forth in Exhibit A, and shall have such other powers and duties of an officer of Summit as the Board of Directors may prescribe from time to time. The Executive shall continue to devote his best efforts and all his business time and attention to the business and affairs of Summit. During the Executive's employment with Summit, the Executive shall not engage in any activity which conflicts or interferes with the performance of the duties hereunder or usurps the business interest, existing or potential, of Summit.

         3. COMPENSATION.

         (a) SALARY. Summit agrees to pay the Executive during the term of this Agreement an annual base salary of One Hundred Thirty Thousand Dollars ($130,000.00) ("Base Salary"). The base salary shall be paid in accordance with Summit's standard pay practices and shall be subject to all local, state, and federal withholding requirements. The Base Salary may be raised from time to time within the sound discretion of the Board of Directors.

         (b) DISCRETIONARY BONUSES. The Executive shall be entitled to discretionary bonuses as authorized and declared by the Company's Board of Directors to its executives up to 20% of the Executive's Base Salary, subject to such terms and conditions set forth in the Management Incentive Compensation Plan.

         (c) EXPENSES. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services under this Agreement in accordance with the policies and procedures applicable to the executive officers of the Company and Summit, PROVIDED THAT the Executive properly accounts for such expenses in accordance with such policies and procedures.

         (d) NONCOMPETITION PAYMENT. In partial consideration for the execution of this Agreement, the Executive agrees to the noncompetition provisions set forth in Section 7 hereof.

         4. BENEFITS.

         (a) PARTICIPATION IN RETIREMENT AND EXECUTIVE BENEFIT PLANS. The Executive shall be entitled to participate in all plans relating to stock options (at a minimum level of 5,000 option shares for the first year of this Agreement; and thereafter as the Company's Stock Option Committee shall determine), thrift, profit-sharing, group life insurance, medical and dental coverage, education, and other retirement or employee benefits or combinations thereof ("Plans") that are now or hereafter maintained for the benefit of Summit's executive employees or its employees generally, provided that the Executive meets all eligibility requirements of such Plans and subject to the integration of such Plans into the Company's plans.

         (b) FRINGE BENEFITS. The Executive shall be eligible to participate in, and receive benefits under, any other fringe benefit plans which are or may become applicable to Summit's executive officers specifically including but not limited to a car allowance in an amount not in excess of $600 per month.

         (c) MEMBERSHIPS. Summit shall pay dues on behalf of Executive for memberships in Firestone Country Club and Fairlawn Country Club. Executive shall be responsible for all personal expenses incurred in connection with such memberships.

         5. VACATIONS; LEAVE. The Executive shall be entitled to annual paid vacation in accordance with the policies established by Company's Board of Directors for executive employees and to voluntary leave of absence, with or without pay, from time to time at such times and upon such conditions as the Board of Directors of Company may determine in its discretion.

         6. TERMINATION OF EMPLOYMENT.

         (a) INVOLUNTARY TERMINATION. The Summit Board of Directors may terminate the Executive's employment at any time, but, except in the case of Termination for Cause, termination of employment shall not prejudice the Executive's right to compensation or other benefits under this Agreement. In the event of Involuntary Termination, Summit shall pay to the Executive during the remaining term of this Agreement, his Base Salary at the rate in effect immediately prior to the Date of Termination, payable in such manner and at such times as such salary would have been payable to the Executive under Section 1 if the Executive had continued to be employed by Summit.

         (b) TERMINATION FOR CAUSE. In the event of Termination for Cause, Summit shall pay the Executive his salary through the Date of Termination, and Summit shall have no further obligation to the Executive under this Agreement.

         (c) DEATH; DISABILITY. In the event of the death of the Executive while employed under this Agreement and prior to any termination of employment, the Executive's estate, or such person as the Executive may have previously designated in writing, shall be entitled to receive from Summit the salary of the Executive through the last day of the calendar month in which the Executive died. If the Executive becomes disabled as defined in Summit's then current disability plan or if the Executive is otherwise unable to serve as Chairman of the Board, Chief Executive Officer, or President, the Executive shall be entitled to receive group and other disability income benefits of the type then provided by Summit for executive officers.

         7.       NONCOMPETITION.

         (a)      Executive covenants and agrees that:

                  (i) Executive shall not, in the Market Area (as defined below), directly or indirectly, for a period commencing on the closing Date and terminating on the date three years if Executive is Terminated for Cause or voluntarily terminates his employment or two years if Executive is involuntarily terminated following the Date of Termination (the "Restricted Period"), for whatever reason, directly or indirectly, whether as shareholder, partner, employee, officer, joint venturer, or agent of any person, firm or corporation or other entity or otherwise, engage in any or all of the following activities:

                  (a) Enter into or engage in any business which directly or indirectly competes with the business of Summit;

                  (b) Interfere or attempt to interfere with the business, goodwill, trade, customers or employees of Summit or with any one dealing with Summit in the operation of Summit's business;

                  (c) Solicit borrowers' and depositors' business, patronage, or perform any services for, any business which directly or indirectly competes with the business carried on by Summit;

                  (d) Promote or assist, financially or otherwise, any person, firm, association or corporation engaged in any business which directly or indirectly competes with the business carried on by Summit.

                  (ii) During the Restricted Period, the Executive shall not, directly or indirectly, knowingly solicit or encourage to leave the employment of Company or Summit, any employee of Summit or hire any employee who has left the employment of Summit after the date of this Agreement within one year of the termination of such employee's employment with Summit or such shorter period as shall be agreed by Summit in writing.

         (b) If the Executive violates this restrictive covenant and Summit brings legal action for injunctive or other relief, Summit shall not as a result of the time involved in obtaining the relief be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the restrictive covenant shall be deemed to have the duration specified herein, computed from the date the relief is granted, but reduced by the time between the period when the restriction began to run and the date of the first violation of the covenant by Executive.

         If any court shall determine that the duration or geographical limit of any restriction contained in this paragraph is unenforceable, it is the intention of the parties that the restrictive covenant set forth herein shall not thereby be permitted to be terminated but shall be deemed amended to the extent required to render it valid and enforceable. Such amendment shall apply only with respect to the operation of this paragraph and the jurisdiction of the court that has made the adjudication.

         (c) If any court determines that any provision of this Section, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Section shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

         (d) If any court determines that any of the provisions of this Section, or any part thereof, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provisions and, in its reduced form, such provision shall then be enforceable and shall be enforced.

         8. DISCLOSURE OF INFORMATION. The Executive acknowledges that in and as a result of his employment hereunder, he will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value relating to such matters as Summit's and its affiliated companies' trade secrets, systems, procedures, manuals, confidential reports, and lists of customers. As a material inducement to Summit to enter into this Agreement and for Summit to pay Executive compensation stated in Section 3, as well as any additional benefits provided for herein, Executive covenants and agrees that he shall not at any time during or following the term of his employment, directly or indirectly divulge or disclose for any purpose whatsoever any confidential information that has been obtained by or disclosed to him as the result of employment by Summit heretofore or hereafter, except that there shall be no breach of this Section so long as Executive is acting in good faith and there is no material harm to Summit; provided, however, that this duty of confidentiality shall not apply to information which is on the date hereof generally known to the public or which is subsequently made public by an individual authorized to do so.

         9. SURRENDER OF BOOKS AND RECORDS. Executive acknowledges that all files, books, records, literature, products, and other materials owned by Summit or its affiliates or used by it in connection with the conduct of its business shall at all times remain the property of Summit and that upon termination of the employment hereunder, irrespective of the time, manner, or cause of said termination, Executive will surrender to Summit all such files, books, records, literature, products, and other materials, other than such personal effects not related to the operation of the business.

         10. NO ASSIGNMENTS.

         (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party.

         (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         11. REMEDIES. It is recognized by Executive that a special and confidential relationship exists between Summit and Executive because of his knowledge, expertise and judgment and the dependence of Summit upon his knowledge, expertise and judgment. Executive agrees that the remedy at law for any breach of threatened breach of the covenants set forth in paragraphs 7, 8 and 9 hereof will be inadequate and that any breach or attempted breach of such covenants would cause such immediate and permanent damage as would be irreparable and the exact amount of which would be impossible to ascertain. Executive further agrees that in the event of any such breach or threatened breach of such covenants by Executive, in addition to any and all other legal and equitable remedies available, Summit may have any of such actions enjoined by any court authorized by law to take such action. Executive acknowledges and agrees that the limitations contained in paragraphs 7, 8 and 9 hereof are reasonable and properly required for the adequate protection of Summit.

         12. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to Summit at its home office, to the attention of the Board of Directors with a copy to the secretary of Summit, or, if to the Executive, to such home or other address as the Executive has most recently provided, in writing to Summit.

         13. AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         14. HEADINGS. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         15. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity and unenforceability of any provisions shall not affect the validity or enforceability of the other provisions hereof.

         16. GOVERNING LAW. This Agreement shall be governed by and is to be construed and enforced in accordance with the laws of the State of Ohio.

         17. ARBITRATION. Any dispute or controversy arising hereunder or in connection with this Agreement shall be finally and conclusively determined by the decision of a board of arbitration consisting of three members (hereinafter sometimes called the "Board of Arbitration") collected as hereinafter provided. Both Summit and Executive shall select one member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach an agreement on a third member within 20 days after their selection, the third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by Summit. The Board of Arbitration shall meet in Wooster, Ohio, or in such other place as the majority of the members of the Board of Arbitration determines more appropriate and shall reach and render a decision in writing (concurred in by a majority by the members of the Board of Arbitration) with respect to the resolution of the dispute or controversy. In connection with rendering its decision, the Board of Arbitration shall adopt and follow such rules and procedures, except with regard to discovery matters, as a majority of the members of the Board of Arbitration deem necessary or appropriate. Arbitration discovery shall be that discovery allowed by Ohio Rules of Civil Procedure (Rule 5) as amended and modified by the parties herein permitting discovery by deposition, interrogatories, requests for admission, and production of documents, which Rules are incorporated by reference herein, but shall be modified in their application as follows: (i) depositions shall be limited to: the adversary (or in case of a corporation or other entity to two agents thereof who may be required to be identified as competent for the discovery purpose); other third party witnesses whose discovery may lead to relevant evidence for the preparation of the arbitration; other third party witnesses whose testimony reasonably needs to be perpetuated, including witnesses who by affidavit, state that they cannot be available for the hearing. Depositions of third party witnesses shall be limited to three; (ii) request for production of documents shall be limited to one set of relevant and reasonable requests and to such supplemental requests as may be reasonably required from information produced;
(iii) each side shall be permitted one set of interrogatories and request for admissions, each consisting of no more than thirty (30) items including sub-parts; (iv) the limitations contained herein on the number of depositions, requests for production of documents, interrogatories and requests for admissions may be modified by a majority of the members of the Board of Arbitration upon motion of a party; (v) all discovery disputes shall be resolved by the Arbitrator whose decision shall be final, except as below provided, in any post-award proceeding under O.R.C. Chapter 2711, the court may consider as an additional ground for vacating or modifying the award an Arbitration Discovery decision involving a gross abuse of discretion, the arbitrator and/or the court shall also be empowered to impose costs, expenses (excluding attorney's fees) and sanctions as provided in the Rules of Civil Procedure against any party for failure to comply with the Arbitration Discovery, and to base such imposition on the same criteria used by the courts in similar circumstances. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than 30 calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision made by the Board of Arbitration (either prior to or after the expiration of such 30 calendar day period) shall be final, binding and conclusive on Summit and Executive and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The party against whom any decision is rendered by the Board of Arbitration shall pay (i) its own expenses in relation to any arbitration, including but not limited to such party's attorneys' fees,
(ii) the expenses and fees of the Board of Arbitration, and (iii) all expenses, including but not limited to attorneys' fees, of the prevailing party to any such arbitration. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall restrict or prohibit any party to any arbitration under this Section from obtaining injunctive relief in connection with any claim hereunder.

         18. OTHER AGREEMENTS. At the Effective Time (as defined in the Merger Agreement), all agreements by and between Executive and Summit Bancorp and/or Summit Bank except the Salary Continuation Agreement dated July 15, 1993, shall terminate and be null and void, including but not limited to: Summit Bancorp Termination Agreement. At the Effective Time, this Agreement shall constitute the sole agreement for employment for Executive.

         19. DEFINITIONS.

         (a) The term "Date of Termination" means the earlier of (1) the date upon which Summit gives notice to the Executive of the termination of his employment with Summit or (2) the date upon which the Executive ceases to serve as an employee of Summit.

         (b) The term "Involuntary Termination" means the termination of the employment of Executive without his express written consent, and shall include a material diminution of or interference with the Executive's duties, responsibilities and benefits as Chairman of the Board, Chief Executive Officer, and President of Summit, including (without limitation) any of the following actions unless consented to in writing by the Executive; (1) a change in the principal workplace of the Executive to a location outside of a 60 mile radius from Summit's headquarters office as of the date hereof; (2) a material demotion of the Executive; (3) a material reduction in the number or seniority of other Summit personnel reporting to the Executive or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Executive, other than as part of an Summit-wide reduction in staff; (4) a material adverse change in the Executive's salary, perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of Summit or the Company; and (5) a material permanent increase in the required hours of work or the workload of the Executive. The term "Involuntary Termination" does not include Termination for Cause or termination of employment due to retirement, death, disability or suspension.

         (c) The terms "Termination for Cause" and "Terminated for Cause" mean termination of the employment of the Executive because of the Executive's gross negligence, unethical behavior, or any other acts which subject Summit to civil or criminal liability.

         (d) The term "Market Area" means any county in any state in which Company or any of Company's subsidiaries maintains an office.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

         THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                                     SUMMIT BANK

                                     By
                                        --------------------------------
                                     Name:
                                     Title:

                                     EXECUTIVE:

                                     -----------------------------------
                                     David C. Vernon

                                    EXHIBIT A
                                    ---------


         To be provided by Executive

                                   EXHIBIT A-2
                                   -----------

                              EMPLOYMENT AGREEMENT
                              --------------------


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into this ___ day of _______________, 1997, by and between FIRSTFEDERAL FINANCIAL SERVICES CORP (the "Company"), and JON W. PARK (the "Executive"), effective for all purposes and in all respects at the Closing as such term is defined in the Agreement of Affiliation and Plan of Merger dated December __, 1996, by and between the Company and Summit Bancorp (the "Merger Agreement").

         WHEREAS, prior to Closing, Executive was Vice President and Chief Financial Officer of Summit Bank and party to certain agreements which shall terminate upon the Closing of the Merger Agreement;

         WHEREAS, as a result of the Merger Agreement, Company is acquiring all of the issued and outstanding capital stock of Summit Bank;

         WHEREAS, Executive has unique talents and experience;

         WHEREAS, Company desires to employ Executive in the capacity of Treasurer of Company on and after the Closing on the terms and conditions set forth herein;

         WHEREAS, Executive desires to be employed by Company in the aforesaid capacity; and

         WHEREAS, Executive and Company desire to set forth in writing the terms and conditions of their agreements and understandings.

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound, agree as follows:

         1. TERM. The term of this Agreement shall be a period of two (2) years commencing on the Closing Date (the "Commencement Date"), subject to earlier termination as provided herein. Beginning on the second anniversary of the Commencement Date, and on each anniversary thereafter, the term of this Agreement shall be extended for a period of one year, PROVIDED THAT neither the Executive nor Company has given notice to the other in writing at least 90 days prior to such anniversary that the term of this Agreement shall not be extended further. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms.

         2. EMPLOYMENT. The Executive is employed as the Treasurer of Company. As Treasurer, Executive shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, including but not limited to such duties and responsibilities as set forth in Exhibit A attached hereto and incorporated hereby by reference, and shall have such other powers and duties as the Chief Executive Officer of the Company may prescribe from time to time. The Executive shall devote his best efforts and all his business time and attention to the business and affairs of Company.

         3. COMPENSATION.

         (a) SALARY. Company agrees to pay the Executive during the term of this Agreement an annual base salary of Seventy Seven Thousand Dollars ($77,000.00). The base salary shall be paid in accordance with Company's standard pay practices and shall be subject to all local, state, and federal withholding requirements.

         (b) DISCRETIONARY BONUSES. The Executive shall be entitled to discretionary bonuses as authorized and declared by the Company's Board of Directors to its executives up to 15% of the Executive's Base Salary, subject to such terms and conditions set forth in the Management Incentive Compensation Plan.

         (c) EXPENSES. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services under this Agreement in accordance with the policies and procedures applicable to the executive officers of the Company and First Federal Savings and Loan Association of Wooster, PROVIDED THAT the Executive properly accounts for such expenses in accordance with such policies and procedures.

         (d) NONCOMPETITION PAYMENT. In partial consideration for the execution of this Agreement, the Executive agrees to the noncompetition provisions set forth in Section 7 hereof.

         4. BENEFITS.

         (a) PARTICIPATION IN RETIREMENT AND EXECUTIVE BENEFIT PLANS. The Executive shall be entitled to participate in all plans relating to stock options (at a minimum level of 2,000 shares for the first year of this Agreement; and thereafter as the Company's Stock Option Committee shall determine), thrift, profit-sharing, group life insurance, medical and dental coverage, education, and other retirement or employee benefits or combinations thereof ("Plans") that are now or hereafter maintained for the benefit of First Federal Savings and Loan Association of Wooster's executive employees or its employees generally, provided that the Executive meets all eligibility requirements of such Plans.

         (b) FRINGE BENEFITS. The Executive shall be eligible to participate in, and receive benefits under, any other fringe benefit plans which are or may become applicable to Company's or First Federal Savings and Loan Association of Wooster's executive officers.

         5. VACATIONS; LEAVE. The Executive shall be entitled to annual paid vacation in accordance with the policies established by Company's Board of Directors for executive employees and to voluntary leave of absence, with or without pay, from time to time at such times and upon such conditions as the Treasurer of Company may determine in his discretion.

         6. TERMINATION OF EMPLOYMENT.

         (a) INVOLUNTARY TERMINATION. The Board of Directors may terminate the Executive's employment at any time, but, except in the case of Termination for Cause, termination of employment shall not prejudice the Executive's right to compensation or other benefits under this Agreement. In the event of Involuntary Termination, Company shall pay to the Executive during the remaining term of this Agreement, his salary at the rate in effect immediately prior to the Date of Termination, payable in such manner and at such times as such salary would have been payable to the Executive under Section 1 if the Executive had continued to be employed by Company.

         (b) TERMINATION FOR CAUSE. In the event of Termination for Cause, Company shall pay the Executive his salary through the Date of Termination, and Company shall have no further obligation to the Executive under this Agreement.

         (c) DEATH; DISABILITY. In the event of the death of the Executive while employed under this Agreement and prior to any termination of employment, the Executive's estate, or such person as the Executive may have previously designated in writing, shall be entitled to receive from Company the salary of the Executive through the last day of the calendar month in which the Executive died. If the Executive becomes disabled as defined in Company's then current disability plan or if the Executive is otherwise unable to serve as Treasurer, the Executive shall be entitled to receive group and other disability income benefits of the type then provided by First Federal Savings and Loan Association of Wooster for executive officers.

         7.       NONCOMPETITION.

         (a) As a material inducement to Company to enter into this Agreement and for Company to pay Executive compensation stated in Section 3, as well as any additional benefits provided for herein, Executive covenants and agrees that:

                  (i) Executive shall not, in the Market Area as defined below, directly or indirectly, for a period commencing on the closing Date and terminating on the date three years if Executive is Terminated for Cause or voluntarily terminates his employment or two years if Executive is involuntarily terminated following the Date of Termination (the "Restricted Period"), for whatever reason, directly or indirectly, whether as shareholder, partner, joint venturer, or agent of any person, firm or corporation or other entity or otherwise, engage in any or all of the following activities:

                  (a) Enter into or engage in any business which directly or indirectly competes with the business of Company and its subsidiaries (collectively for purposes only of this Section "Company");

                  (b) Interfere or attempt to interfere with the business, goodwill, trade, customers or employees of Company or with any one dealing with Company in the operation of Company's business;

                  (c) Solicit borrowers' and depositors' business, patronage, or perform any services for, any business which directly or indirectly competes with the business carried on by Company;

                  (d) Promote or assist, financially or otherwise, any person, firm, association or corporation engaged in any business which directly or indirectly competes with the business carried on by Company.

                  (ii) During the Restricted Period, the Executive shall not, directly or indirectly, knowingly solicit or encourage to leave the employment of Company, any employee of Company or hire any employee who has left the employment of Company after the date of this Agreement within one year of the termination of such employee's employment with Company or such shorter period as shall be agreed by Company in writing.

         (b) If the Executive violates this restrictive covenant and Company brings legal action for injunctive or other relief, Company shall not as a result of the time involved in obtaining the relief be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the restrictive covenant shall be deemed to have the duration specified herein, computed from the date the relief is granted, but reduced by the time between the period when the restriction began to run and the date of the first violation of the covenant by Executive.

         If any court shall determine that the duration or geographical limit of any restriction contained in this paragraph is unenforceable, it is the intention of the parties that the restrictive covenant set forth herein shall not thereby be permitted to be terminated but shall be deemed amended to the extent required to render it valid and enforceable. Such amendment shall apply only with respect to the operation of this paragraph and the jurisdiction of the court that has made the adjudication.

         (c) If any court determines that any provision of this Section, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Section shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

         (d) If any court determines that any of the provisions of this Section, or any part thereof, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provisions and, in its reduced form, such provision shall then be enforceable and shall be enforced.

         8. DISCLOSURE OF INFORMATION. The Executive acknowledges that in and as a result of his employment hereunder, he will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value relating to such matters as Company's and its affiliated companies' trade secrets, systems, procedures, manuals, confidential reports, and lists of customers. As a material inducement to Company to enter into this Agreement and for Company to pay Executive compensation stated in Section 3, as well as any additional benefits provided for herein, Executive covenants and agrees that he shall not at any time during or following the term of his employment, directly or indirectly divulge or disclose for any purpose whatsoever any confidential information that has been obtained by or disclosed to him as the result of employment by Company heretofore or hereafter, except that there shall be no breach of this Section so long as Executive is acting in good faith and there is no material harm to Company; provided, however, that this duty of confidentiality shall not apply to information which is on the date hereof generally known to the public or which is subsequently made public by an individual authorized to do so.

         9. SURRENDER OF BOOKS AND RECORDS. Executive acknowledges that all files, books, records, literature, products, and other materials owned by Company or its affiliates or used by it in connection with the conduct of its business shall at all times remain the property of Company and that upon termination of the employment hereunder, irrespective of the time, manner, or cause of said termination, Executive will surrender to Company all such files, books, records, literature, products, and other materials, other than such personal effects not related to the operation of the business.

         10. NO ASSIGNMENTS.

         (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party.

         (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         11. REMEDIES. It is recognized by Executive that a special and confidential relationship exists between Company and Executive because of his knowledge, expertise and judgment and the dependence of Company upon his knowledge, expertise and judgment. Executive agrees that the remedy at law for any breach of threatened breach of the covenants set forth in paragraphs 7, 8 and 9 hereof will be inadequate and that any breach or attempted breach of such covenants would cause such immediate and permanent damage as would be irreparable and the exact amount of which would be impossible to ascertain. Executive further agrees that in the event of any such breach or threatened breach of such covenants by Executive, in addition to any and all other legal and equitable remedies available, Company may have any of such actions enjoined by any court authorized by law to take such action. Executive acknowledges and agrees that the limitations contained in paragraphs 7, 8 and 9 hereof are reasonable and properly required for the adequate protection of Company.

         12. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to Company at its home office, to the attention of the Board of Directors with a copy to the secretary of Company, or, if to the Executive, to such home or other address as the Executive has most recently provided, in writing to Company.

         13. AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         14. HEADINGS. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         15. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity and unenforceability of any provisions shall not affect the validity or enforceability of the other provisions hereof.

         16. GOVERNING LAW. This Agreement shall be governed by and is to be construed and enforced in accordance with the laws of the State of Ohio.

         17. ARBITRATION. Any dispute or controversy arising hereunder or in connection with this Agreement shall be finally and conclusively determined by the decision of a board of arbitration consisting of three members (hereinafter sometimes called the "Board of Arbitration") collected as hereinafter provided. Both Company and Executive shall select one member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach an agreement on a third member within 20 days after their selection, the third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by Company. The Board of Arbitration shall meet in Wooster, Ohio, or in such other place as the majority of the members of the Board of Arbitration determines more appropriate and shall reach and render a decision in writing (concurred in by a majority by the members of the Board of Arbitration) with respect to the resolution of the dispute or controversy. In connection with rendering its decision, the Board of Arbitration shall adopt and follow such rules and procedures, except with regard to discovery matters, as a majority of the members of the Board of Arbitration deem necessary or appropriate. Arbitration discovery shall be that discovery allowed by Ohio Rules of Civil Procedure
(Rule 5) as amended and modified by the parties herein permitting discovery by deposition, interrogatories, requests for admission, and production of documents, which Rules are incorporated by reference herein, but shall be modified in their application as follows: (i) depositions shall be limited to: the adversary (or in case of a corporation or other entity to two agents thereof who may be required to be identified as competent for the discovery purpose); other third party witnesses whose discovery may lead to relevant evidence for the preparation of the arbitration; other third party witnesses whose testimony reasonably needs to be perpetuated, including witnesses who by affidavit, state that they cannot be available for the hearing. Depositions of third party witnesses shall be limited to three; (ii) request for production of documents shall be limited to one set of relevant and reasonable requests and to such supplemental requests as may be reasonably required from information produced; (iii) each side shall be permitted one set of interrogatories and request for admissions, each consisting of no more than thirty (30) items including sub-parts; (iv) the limitations contained herein on the number of depositions, requests for production of documents, interrogatories and requests for admissions may be modified by a majority of the members of the Board of Arbitration upon motion of a party; (v) all discovery disputes shall be resolved by the Arbitrator whose decision shall be final, except as below provided, in any post-award proceeding under O.R.C. Chapter 2711, the court may consider as an additional ground for vacating or modifying the award an Arbitration Discovery decision involving a gross abuse of discretion, the arbitrator and/or the court shall also be empowered to impose costs, expenses (excluding attorney's fees) and sanctions as provided in the Rules of Civil Procedure against any party for failure to comply with the Arbitration Discovery, and to base such imposition on the same criteria used by the courts in similar circumstances. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than 30 calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision made by the Board of Arbitration (either prior to or after the expiration of such 30 calendar day period) shall be final, binding and conclusive on Company and Executive and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The party against whom any decision is rendered by the Board of Arbitration shall pay (i) its own expenses in relation to any arbitration, including but not limited to such party's attorneys' fees, (ii) the expenses and fees of the Board of Arbitration, and (iii) all expenses, including but not limited to attorneys' fees, of the prevailing party to any such arbitration. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall restrict or prohibit any party to any arbitration under this Section from obtaining injunctive relief in connection with any claim hereunder.

         18. OTHER AGREEMENTS. At the Effective Time (as defined in the Merger Agreement), all agreements by and between Executive and Summit Bancorp and Summit Bank shall terminate and be null and void, including but not limited to Summit Bancorp Termination Agreement. At the Effective Time, this Agreement shall constitute the sole agreement for employment for Executive.

         19. DEFINITIONS.

         (a) The term "Date of Termination" means the earlier of (1) the date upon which Company gives notice to the Executive of the termination of his employment with Company or (2) the date upon which the Executive ceases to serve as an employee of Company.

         (b) The term "Involuntary Termination" means the termination of the employment of Executive without his express written consent, and shall include a material diminution of or interference with the Executive's duties, responsibilities and benefits as Treasurer of the Company, including (without limitation) any of the following actions unless consented to in writing by the Executive; (1) a change in the principal workplace of the Executive to a location outside of a 60 mile radius from Company's headquarters office as of the date hereof; (2) a material demotion of the Executive; (3) a material adverse change in the Executive's salary, perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Company; and (5) a material permanent increase in the required hours of work or the workload of the Executive. The term "Involuntary Termination" does not include Termination for Cause or termination of employment due to retirement, death, disability or suspension.

         (c) The terms "Termination for Cause" and "Terminated for Cause" mean termination of the employment of the Executive because of the Executive's personal dishonesty, willful misconduct, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), incompetence, or material breach of any provision of this Agreement. No act, or failure to act, on the Executive's part shall be considered "willful" unless the Executive has acted (or failed to act) with an absence of good faith and without reasonable belief that the Executive's action or failure to act was in the best interest of Company.

         (d) The term "Market Area" means any county in any state in which Company or any of Company's subsidiaries maintains an office.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

         THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                                               FIRSTFEDERAL FINANCIAL
                                                    SERVICES CORP

                                               By
                                                  -------------------------
                                               Name:
                                               Title:

                                               EXECUTIVE:


                                               ----------------------------
                                               Jon W. Park

                                    EXHIBIT B
                                    ---------

                                      None

                                    EXHIBIT B
                                    ---------


         None

                                    EXHIBIT C
                                    ---------


Prescribed by                                                    Approved_______
Bob Taft, Secretary of State                                     Date___________
30 East Broad Street, 14th Floor                                 Fee____________
Columbus, Ohio 43266-0418
Form MER (July 1994)
                              CERTIFICATE OF MERGER

         In accordance with the requirements of Ohio law, the undersigned corporations, limited liability companies and/or limited partnerships, desiring to effect a merger, set forth the following facts:

I.       SURVIVING ENTITY

         A.   The name of the entity surviving the merger is:

                  FIRSTFEDERAL FINANCIAL SERVICES CORP
         -----------------------------------------------------------------------
         -----------------------------------------------------------------------
         (if the surviving entity is an Ohio limited partnership or qualified foreign limited partnership, its registration number must be provided)

         B. NAME CHANGE: As a result of this merger, the name of the surviving entity has been changed to the following: ________________________ ________________________________________________________(COMPLETE
              ONLY IF THE NAME OF SURVIVING ENTITY IS CHANGING THROUGH THE
              MERGER)

         C. The surviving entity is a: (PLEASE CHECK THE APPROPRIATE BOX AND FILL IN THE APPROPRIATE BLANKS)

         [X]  Domestic (Ohio) corporation

         [ ] Foreign (Non-Ohio) corporation incorporated under the laws of the state/ country of _____________________ and licensed to transact business in the state of Ohio.

         [ ] Foreign (Non-Ohio) corporation incorporated under the laws of the state/country of _____________________, and NOT licensed to transact business in the state of Ohio.

         [ ]  Domestic (Ohio) limited liability company

         [ ] Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of ______________________, and registered to do business in the state of Ohio.

         [ ] Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of _______________________, and NOT registered to do business in the state of Ohio.

         [ ]  Domestic (Ohio) limited partnership, registration number _________

         [ ] Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of ________________________________, and registered to do business in the state of Ohio, under registration number ___________________

         [ ] Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of ________________, and NOT registered to do business in the state of Ohio.


II.      MERGING ENTITIES

          The name, type of entity, and state/country of incorporation or organization, respectively, of each entity, other than the survivor, which is a party to the merger are as follows: (IF INSUFFICIENT SPACE TO COVER THIS ITEM, PLEASE ATTACH A SEPARATE SHEET LISTING THE MERGING ENTITIES;OHIO REGISTERED OR FOREIGN QUALIFIED LIMITED PARTNERSHIPS MUST INCLUDE REGISTRATION NUMBER)

NAME                         STATE/ COUNTRY OF ORGANIZATION     TYPE OF ENTITY

 Summit Bancorp                            Ohio                     corporation
-------------------------------      ------------------     --------------------

-------------------------------      ------------------     --------------------

-------------------------------      ------------------     --------------------

-------------------------------      ------------------     --------------------

-------------------------------      ------------------     --------------------

III.     MERGER AGREEMENT ON FILE

         The name and mailing address of the person or entity from whom/which eligible persons may obtain a copy of the agreement of merger upon written request:

         NAME                            ADDRESS

           Robert C. Berry               225 N. Market St., P.O. Box 599
------------------------------------     --------------------------------
                                         Wooster, Ohio 44691
                                         --------------------

IV.      EFFECTIVE DATE OF MERGER

         This merger is to be effective:

         On ________________________(if a date is specified, the date must be a date ON OR AFTER THE DATE OF FILING; the effective date of the merger cannot be earlier than the date of filing; if no date is specified, the date of filing will be the effective date of the merger).

V.       MERGER AUTHORIZED

         The laws of the state or country under which each constituent entity exists, permits this merger.

         This merger was adopted, approved and authorized by each of the constituent entities in compliance with the laws of the state under which it is organized, and the persons signing this certificate on behalf of each of the constituent entities are duly authorized to do so .


VI.      STATUTORY AGENT

         The name and address of the surviving entity's statutory agent upon whom any process, notice or demand may be served is:

         NAME                           ADDRESS

--------------------------      ------------------------
                                ------------------------


 (THIS ITEM MUST BE COMPLETED IF THE SURVIVING ENTITY IS A FOREIGN ENTITY WHICH IS NOT LICENSED, REGISTERED OR OTHERWISE AUTHORIZED TO CONDUCT OR TRANSACT BUSINESS IN THE STATE OF OHIO)

         ACCEPTANCE OF AGENT

         The undersigned, named herein as the statutory agent for the above referenced surviving entity, hereby acknowledges and accepts the appointment of statutory agent for said entity.

                                    --------------------------------------------
                                    SIGNATURE OF AGENT

(THE ACCEPTANCE OF AGENT MUST BE COMPLETED BY DOMESTIC SURVIVING ENTITIES IF THROUGH THIS MERGER THE STATUTORY AGENT FOR THE SURVIVING ENTITY HAS CHANGED, OR THE NAMED AGENT DIFFERS IN ANY WAY FROM THE NAME REFLECTED ON THE SECRETARY OF STATE'S RECORDS.)

VII.     STATEMENT OF MERGER

         Upon filing, or upon such later date as specified herein, the merging entity/entities listed herein shall merge into the listed surviving entity.

VIII.    AMENDMENTS

         The articles of incorporation of the surviving domestic entity herein, are amended as set forth in the attached "Exhibit A"

         (PLEASE NOTE THAT ANY AMENDMENTS TO ARTICLES OF INCORPORATION, ARTICLES OF ORGANIZATION OR TO A CERTIFICATE OF LIMITED PARTNERSHIP MUST BE ATTACHED IF THE SURVIVING ENTITY IS A DOMESTIC CORPORATION, LIMITED LIABILITY COMPANY, OR LIMITED PARTNERSHIP.)

IX.      QUALIFICATION OR LICENSURE OF FOREIGN SURVIVING ENTITY

         A. The listed surviving foreign corporation, limited liability company, or limited partnership desires to transact business in Ohio as a foreign corporation, foreign limited liability company, or foreign limited partnership, and hereby appoints the following as its statutory agent upon whom process, notice or demand against the entity may be served in the State of Ohio. The name and complete address of the statutory agent is:

-------------------------------  ---------------------------------
(name)                              ( street and number)

_______________________________________ , Ohio __________________
(city, village or township)               ( zip code)

         The subject surviving foreign corporation, limited liability company or limited partnership irrevocably consents to service of process on the statutory agent listed above as long as the authority of the agent continues, and to service of process upon the Secretary of State if the agent cannot be found, if the corporation, limited liability company or limited partnership fails to designate another agent when required to do so, or if the corporation's, limited liability company's, or limited partnership's license or registration to do business in Ohio expires or is cancelled.

         B. The qualifying entity also states as follows: (complete only if applicable)

                  1.  FOREIGN QUALIFYING LIMITED LIABILITY COMPANY
                      _________________________
                      month      day       year
                      (If the qualifying entity is a foreign limited liability company, the following information must be completed)

                      a. The name of the limited liability company in its state of organization/registration is ______________
                            ____________________________________________________

                      b. The name under which the limited liability company desires to transact business in Ohio is
                            _________________________________

                      c. The limited liability company was organized or registered on ___________________________
                                          month       day      year
                            under the laws of the state/country of
                            __________________________________________

                      d. The address to which interested persons may direct request for copies of the articles of organization, operating agreement, bylaws, or other charter documents of the company is:________________________
                            ____________________________________________________


                  2. FOREIGN QUALIFYING LIMITED PARTNERSHIP (If the qualifying entity is a foreign limited partnership, the following information must be completed)

                      a.    The name of limited partnership is__________________
                            ____________________________________________________

                      b.    The limited partnership was formed on
                            _________________________
                            month      day       year
                            under the laws of the state/country of
                            ________________________________________________

                      c. The address of the office of the limited partnership in its state/country of organization is__________________________________________________
                            ____________________________________________________

                      d. The limited partnership's principal office address is _________________________________________________
                            ____________________________________________________

                      e. The names and business or residence addresses of the GENERAL partners of the partnership are as follows:

                            Name                               Address

                            ----------------------------------------------------

                            ----------------------------------------------------

                            ----------------------------------------------------

                            (IF INSUFFICIENT SPACE TO COVER THIS ITEM, PLEASE ATTACH A SEPARATE SHEET LISTING THE GENERAL PARTNERS AND THEIR RESPECTIVE ADDRESSES)

                      f. The address of the office where a list of the names and business or residence addresses of the limited partners and their respective capital contributions is to be maintained is:

                            ---------------------------------------------------

                            ---------------------------------------------------

                            The limited partnership hereby certifies that it shall maintain said records until the registration of the limited partnership in Ohio is cancelled or withdrawn.


         The undersigned constituent entities have caused this certificate of merger to be signed by its duly authorized officers, partners and representatives on the date(s) stated below.

FIRSTFEDERAL FINANCIAL SERVICES CORP           SUMMIT BANCORP

By:                                            By:
   ------------------------------------            ---------------------------
Its: Chief Executive Officer                   Its: Chief Executive Officer

Date:__________________                        Date:_______________________

                                    EXHIBIT D
                                    ---------


                                      None

                                    EXHIBIT E
                                    ---------


                                December 31, 1996





Board of Directors of
FirstFederal Financial Services Corp
135 E. Liberty St.
Wooster, OH 44691

         Re:  Agreement of Affiliation and Plan of Merger

Gentlemen:

         We have acted as counsel to Summit Bancorp ("Summit"), an Ohio corporation, and its subsidiaries, Summit Bank, a state chartered bank under the laws of the State of Ohio and Summit Banc Investments Corporation, an Ohio corporation (collectively "Subsidiary") in conjunction with the negotiation, execution, and consummation of a certain Agreement of Affiliation and Plan of Merger between FirstFederal Financial Services Corp ("FirstFederal") and Summit dated ________________, 1996, along with certain other related agreements (collectively "Merger Agreement").

         As used herein, all terms which are defined in the Merger Agreement shall be defined as set forth therein.

         We have examined executed copies of the Merger Agreement and the exhibits and schedules thereto and such other certificates of public officials, shareholders and officers of Summit and Subsidiary and other documents that we have deemed relevant and necessary as the basis for the opinions set forth herein.

         Subject to the limitations or qualifications expressly set forth herein, we are of the opinion that:

         1. Summit is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio, and has all requisite corporate power and authority to perform its obligations under the Merger Agreement, to conduct its business as now conducted, and to own, use and lease its Assets as now owned or leased.

         2. Summit Bank is a state chartered bank under the laws of the State of Ohio, validly existing, and in good standing under the laws of the State of Ohio, and has all requisite corporate power and authority to conduct its business as now conducted and to own, use, and lease its Assets as now owned or leased.

         3. Summit Banc Investments Corporation is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Ohio, and has all requisite corporate power and authority to conduct its business as now conducted and to own, use, and lease its Assets as now owned or leased.

         4. The execution, delivery and performance of the Merger Agreement by Summit and the consummation by Summit of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of Summit and the shareholders of Summit and no other corporate proceedings on the part of Summit are necessary to authorize the execution, delivery and performance of the Merger Agreement by Summit and the consummation by Summit of the transactions contemplated thereby.

         5. Summit's authorized capital stock consists of 3,000,000 shares of common stock, of which only 234,916 Shares are issued and outstanding, and 300,000 Shares of Serial Preferred Stock without par value, none of which are issued and outstanding. The common stock which is issued and outstanding is duly authorized, validly issued, fully paid and nonassessable. To our knowledge and except for the outstanding Stock Options as disclosed in the Merger Agreement and Disclosure Schedule, there are no other Stock Options issued pursuant to the Stock Option Plan and no other securities, warrants or other rights entitling another person to acquire any securities of Summit.

         6. The Merger Agreement has been duly and validly executed and delivered by Summit and constitutes legal, valid and binding obligations of Summit enforceable against Summit in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, liquidation, conservation, dissolution, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) the effects of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, (A) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (B) concepts of materiality, reasonableness, good faith and fair dealing and (C) [FDIC exception].

         7. Each subsidiary of Summit and Subsidiary are duly organized, validly existing and qualified to do business and in good standing in those jurisdictions in which such qualification is legally required, except where the failure to be so qualified or in good standing does not have a Material Adverse Effect on the Business or Condition of Summit or Subsidiary.

         8. The execution, delivery and performance by Summit of the Merger Agreement to which Summit is a party and the consummation of the transactions contemplated thereby do not

(a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Articles of Incorporation or Code of Regulations of Summit, (b) conflict with or result in a violation or breach of any term or provision of any law or any order of which we have knowledge applicable to Summit or any of their respective Assets or (c) to our knowledge, except as disclosed in the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Summit to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon Summit or Subsidiary or any of their respective Assets under any Contract or License to which Summit or Subsidiary is a party or by which any of their respective Assets is bound.

         9. To the best of such counsel's knowledge, there are no actions or proceedings pending or threatened against, relating to or affecting Summit or Subsidiary or any of their respective Assets which (a) could reasonably be expected to result in the issuance of any Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Merger Agreement or otherwise result in a material diminution of the benefits contemplated by this Merger Agreement to FirstFederal, or (b) if determined adversely to Summit or Subsidiary, could reasonably be expected to result in (i) any injunction or other equitable relief against Summit or Subsidiary that would interfere in any material respect with its business or operations or (ii) except for those matters disclosed on
Schedule 3.12 of the Disclosure Schedule, losses by Summit or Subsidiary, individually or in the aggregate with losses in respect of other such actions or proceedings, would have a Material Adverse Effect on Summit. To our knowledge, there are no Orders outstanding against Summit or Subsidiary.

         10. To the best of such counsel's knowledge, neither Summit nor Subsidiary is in violation of any federal, state or local law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation will have a Material Adverse Effect on the Business or Condition of Summit or Subsidiary.

         11. Except for the acceptance by the Ohio Secretary of State of filing of the Ohio Certificate of Merger, all necessary Regulatory Approvals for the transactions provided by the Merger Agreement have been obtained from the appropriate regulatory authorities and no additional consent, approval, or action of, filing with, or notice to any governmental or regulatory authority of the State of Ohio or the United States of America on the part of Summit or Subsidiary is required in connection with the execution, delivery and performance of the Merger Agreement or the consummation of the transaction contemplated thereby.

         12. To the best of such counsel's knowledge, there is nothing that would render the Merger not effective.

         Although we have not checked the accuracy or completeness of, or otherwise verified, the information furnished in the registration statement or the prospectus, as such information relates to Summit or Subsidiary, there is no reason to believe that at the effective date of the registration statement or any further amendment thereto, that the registration statement or prospectus contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except we express no comment on operating statistics, financial statements, financial schedules, and other financial data.

         To the best of such counsel's knowledge, Summit and Subsidiary have obtained all Licenses which are required in respect of its business, operations or Assets under applicable environmental laws; and to the best of our knowledge, Summit and Subsidiary are in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable environmental law.

         To the best of such counsel's knowledge, Summit and Subsidiary and each subsidiary thereof have good and marketable title to all properties and Assets owned by it or purported to be owned by it, free and clear of all Liens, except such as are described or referred to in the Disclosure Schedule or do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Summit or Subsidiary.

         SUCH ASSUMPTIONS, EXCEPTIONS, AND QUALIFICATIONS MUTUALLY
AGREED UPON.


                                            BROUSE & MCDOWELL



                                            By
                                               --------------------------

                                    EXHIBIT F
                                    ---------






                                December 31, 1996





Board of Directors of
Summit Bancorp
2680 West Market Street
Akron, Ohio 44333

         Re: Agreement of Affiliation and Plan of Merger

Gentlemen:

         We have acted as counsel to FirstFederal Financial Services Corp ("FirstFederal") in connection with the negotiation, execution, and consummation of a certain Agreement of Affiliation and Plan of Merger by and among FirstFederal and Summit Bancorp ("Summit"), dated ____________________, 19___, along with certain other related agreements (collectively hereinafter "Merger Agreement").

         As used herein, all terms which are defined in the Merger Agreement shall be defined as set forth therein.

         We have examined executed copies of the Merger Agreement and the exhibits and schedules thereto and such other certificates of public officials and officers of FirstFederal and other documents that we have deemed relevant and necessary as the basis for the opinions set forth herein.

         Subject to the limitations or qualifications expressly set forth herein, we are of the opinion that:

         1. FirstFederal is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to perform its obligations under the Merger Agreement, to conduct its business as now conducted, and to own, use and lease its Assets as now owned or leased.

         2. The execution, delivery, and performance of the Merger Agreement by FirstFederal and the consummation by FirstFederal of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of FirstFederal and no other corporate proceedings on the part of FirstFederal are necessary to authorize the execution, delivery, and performance of the Merger Agreement by FirstFederal and the consummation by FirstFederal of the transactions contemplated thereby.

         3. FirstFederal is authorized to have outstanding the following stock as of September 30, 1996: (a) 20,000,000 shares of common stock, $1.00 par value, of which (i) _________ shares are issued and outstanding, and (ii) _______ shares are treasury shares; (b) 1,500,000 shares serial preferred stock, no par value, of which (i) _______ shares of 7% Cumulative Convertible Series A are outstanding and (ii) _______ shares of 6.5% Cumulative Convertible Series B are outstanding. All of the outstanding FirstFederal Common Stock and the FirstFederal Common Stock to be issued in connection with the Merger will be, when issued, validly issued, fully paid, and nonassessable.

         4. The Merger Agreement has been duly and validly executed and delivered by FirstFederal and constitutes legal, valid, and binding obligations of FirstFederal enforceable against FirstFederal in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, liquidation, conservation, dissolution, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) the effects of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, (A) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (B) concepts of materiality, reasonableness, good faith and fair dealing.

         5. FirstFederal has taken all necessary and required corporate action to authorize the issuance or transfer of the shares of its common stock to be received by holders of the common stock of Summit as a result of the merger of Summit with and into FirstFederal and, when so issued or transferred, such shares will be legally and validly issued and outstanding, fully paid and nonassessable, and will not upon such transfer or issuance be subject to the preemptive rights of any shareholder of FirstFederal, and such shares have been registered under the Securities Act of 1933, as amended.

         6. The registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, Registration No. _________ (the "Registration Statement"), by FirstFederal to register the shares of Common Stock of FirstFederal being offered to the shareholders of Summit in the merger provided for in the Merger Agreement has been declared effective and no stop order has been issued and no proceeding for the purpose has been initiated or, to our best knowledge, contemplated or threatened by the Securities and Exchange Commission.

         7. The Registration Statement and the prospectus included therein at the time it became effective complied as to form with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         8. Although we have not checked the accuracy or completeness of, or otherwise verified, the information furnished in the Registration Statement or the prospectus, as such information relates to FirstFederal, there is no reason to believe that at the effective date of the Registration Statement or any further amendment thereto, that the Registration Statement or prospectus contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except we express no comment on operating statistics, financial statements, financial schedules, and other financial data.

         9. Except for the acceptance by the Ohio Secretary of State of filing of the Ohio Certificate of Merger, all necessary Regulatory Approvals for the transactions provided by the Merger Agreement have been obtained from the appropriate regulatory authorities and no additional consent, approval, or action of, filing with, or notice to any governmental or regulatory authority of the State of Ohio or the United States of America on the part of FirstFederal is required in connection with the execution, delivery and performance of the Merger Agreement or the consummation of the transaction contemplated thereby.

         10. The execution, delivery and performance by FirstFederal of the Merger Agreement to which FirstFederal is a party and the consummation of the transactions contemplated thereby do not (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Articles of Incorporation or Code of Regulations of FirstFederal, (b) conflict with or result in a violation or breach of any term or provision of any law or any order of which we have knowledge applicable to FirstFederal or any of its respective Assets or (c) to our knowledge, except as disclosed in the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require FirstFederal to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon FirstFederal or any of their respective Assets under any Contract or License to which FirstFederal is a party or by which any of its respective Assets is bound.

         11. To our knowledge, there are no actions or proceedings pending or threatened against, relating to or affecting FirstFederal or any of its respective Assets which (a) could reasonably be expected to result in the issuance of any Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this

Merger Agreement or otherwise result in a material diminution of the benefits contemplated by this Merger Agreement to Summit, or (b) if determined adversely to FirstFederal, could reasonably be expected to result in (i) any injunction or other equitable relief against FirstFederal that would interfere in any material respect with its business or operations or (ii) except for those matters disclosed on Schedule 4.12 of the Disclosure Schedule, losses by FirstFederal, individually or in the aggregate with losses in respect of other such actions or proceedings, would have a Material Adverse Effect on FirstFederal. To our knowledge, there are no Orders outstanding against FirstFederal.

         A. This opinion is subject to the following assumptions, exceptions and qualifications. The opinions set forth above in paragraphs 1 through 11 are limited to the matters expressly set forth in this opinion letter and no opinion is to be implied or may be inferred beyond the matters expressly so opined.

         B. Capitalized terms used herein which are not defined shall have the same meaning as those terms in the Merger Agreement.

         C. In rendering this opinion, we have assumed, with your permission and without independent verification, that:

                  (i) All documents submitted to us as originals or duplicate originals are authentic;

                  (ii) All documents submitted to us as copies, whether certified or not, conform to authentic original documents;

                  (iii) All signatures of persons signing all documents examined in connection with this opinion are genuine;

                  (iv) All parties to the documents reviewed by us (other than First Federal) have full power and authority to execute, deliver and perform their obligations under such documents, and under the documents required or permitted to be delivered and performed under the documents reviewed by us, and all such documents have been duly authorized by all necessary corporate or other action on the part of such parties.

         D. The opinion set forth herein as to whether the Merger Agreement and related documents are valid and binding obligations of FirstFederal and enforceable in accordance with their terms are subject to the following qualifications:

                  (i) Applicable bankruptcy, fraudulent conveyance, and other laws affecting creditors' rights;

                  (ii) The effect of rules of laws governing specific performance, injunctive relief, and other equitable remedies on the enforceability of the Merger Agreement and related documents;

                  (iii) Public policy limitations;

                  (iv) Limitations on the enforceability of provisions for payment of attorney's fees under state law; and

                  (v) Any waiver of any common law or statutory right.

         E. When reference is made in this opinion to "knowledge," it means the actual knowledge of those members and associates of Critchfield, Critchfield & Johnston, Ltd. who have given substantive attention to the Merger Agreement.

         F. This opinion is limited to the present laws of the State of Ohio and the federal laws of the United States of America, to present judicial interpretation thereof and to the facts as they presently exist.

         G. We disclaim any undertaking to update this letter or otherwise advise you of any changes of law or fact which may hereafter be brought to our attention.

         H. In rendering this opinion, we have relied as to all matters of fact on certificates of officers of FirstFederal and of public officials. As for matters of fact on which we have relied on certificates of officers of FirstFederal or public officials, nothing has come to our attention that leads us to question or gives us grounds to question the accuracy or completeness of such certificates.

         I. The opinions expressed herein are expressed solely to the addressees hereof, who may rely hereon, and this opinion shall not be deemed to extend to any other person, firm or entity, and shall not be delivered to any person, firm or entity or quoted or summarized in whole or in part, without the express prior written consent of this firm.

                                              CRITCHFIELD, CRITCHFIELD &
                                                 JOHNSTON, LTD.



                                              Daniel H. Plumly, Member

                              AGREEMENT AS TO PRICE
                              ---------------------

         WHEREAS, Summit Bancorp, an Ohio corporation, and FirstFederal Financial Services Corp, an Ohio corporation, entered into on even date herewith an Agreement of Affiliation and Plan of Merger ("Merger Agreement");

         WHEREAS, under the definition of FirstFederal Share Price Change contained in the Merger Agreement, a determination is required as to the average closing Sales Price of FirstFederal Common Stock as reported on the Nasdaq for five consecutive Trading Days ending on the Trading Day prior to the Trading Day the Merger Agreement is executed by all parties;

         WHEREAS, the average closing Sales Price for such days for FirstFederal Common Stock as reported on Nasdaq is equal to $39.375;

         WHEREAS, under the definition of SNL Index Price Change contained in the Merger Agreement, a determination is required as to the average closing value of SNL Index for five consecutive Trading Days ending on the Trading Day prior to the Trading Day the Merger Agreement is executed by all parties;

         WHEREAS, the average closing value for such days for the SNL Index is equal to $268.033.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. For purposes of the FirstFederal Share Price Change definition contained in the Merger Agreement, the average closing Sales Price of FirstFederal Common Stock as reported on Nasdaq for the five consecutive Trading Days ending on the Trading Day prior to the Trading Day the Merger Agreement is executed by all parties is equal to $39.375.

         2. For purposes of the SNL Index Price Change definition contained in the Merger Agreement, the average closing value of the SNL Index for the five consecutive Trading Days ending on the Trading Day prior to the Trading Day the Merger Agreement is executed by all parties is equal to $268.033.

         3. As used herein, all terms which are defined in the Merger Agreement shall be defined as set forth therein.

                              FIRSTFEDERAL FINANCIAL SERVICES
                               CORP

                              By /s/ Gary G. Clark
                                 ----------------------------------
                                   Name: Gary G. Clark
                                   Title:  Chief Executive Officer

                              SUMMIT BANCORP

                              By /s/ David C. Vernon
                                 ----------------------------------
                                   Name: David C. Vernon
                                   Title: Chairman of the Board,
                                          President and Chief Executive
                                          Officer